SUB-ITEM 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                            AIM V.I. CORE STOCK FUND

A Special Meeting of Shareholders of AIM V.I. Core Stock Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), was held on April 4, 2006. The meeting was held for the following purpose:

(1) Approve a Plan of Reorganization under which all of the assets and liabilities of AIM V.I. Core Stock Fund (the "Fund"), a portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Core Equity Fund ("Buying Fund"), also a portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of Trust.

The results of the voting on the above matter were as follows:

                                                                                          Votes     Withheld/
Matter                                                                       Votes For   Against   Abstentions
------                                                                      ----------   -------   -----------
(1)  Approve a Plan of Reorganization under which all of the assets and liabilities of AIM V.I. Core Stock Fund (the "Fund"), a portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Core Equity Fund ("Buying Fund"), also a portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund and, in connection therewith, the sale of all of the Fund's assets and the termination of the Fund as a designated series of
     Trust...............................................................    2,753,499   122,944     135,038

For a more detailed description of the proposal that was submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A).

                                                                    ATTACHMENT A

[AIM INVESTMENTS LOGO]

                         AIM V.I. PREMIER EQUITY FUND,
                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                               February 28, 2006

Dear Contract Owner:

     We are seeking your approval of a Plan of Reorganization (the "Plan") that provides for the sale of the assets of AIM V.I. Premier Equity Fund (the "Fund") to AIM V.I. Core Equity Fund ("Buying Fund"). This transaction will result in the combination of the two funds.

     Shares of the Fund and Buying Fund are each sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund and Buying Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of your Fund held by the separate account under your contract.

     A I M Advisors, Inc. ("AIM"), the investment advisor to AIM Variable Insurance Funds, conducted a review of its funds and concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. Your Fund is one of the funds that AIM recommended, and your Board of Trustees approved, for consolidation. The attached Proxy Statement and Prospectus seeks your approval of the combination of your Fund with Buying Fund.

     As more fully described in the attached Proxy Statement and Prospectus, AIM recommended, and your Board of Trustees approved, that another fund also be consolidated with Buying Fund. The proposed combination of your Fund into Buying Fund is not contingent on that other transaction occurring.

     The enclosed Proxy Statement and Prospectus describes the proposed combination and compares, among other things, the investment objectives and strategies, operating expenses and performance history of your Fund and Buying Fund. You should review the enclosed materials carefully.

     After careful consideration, the Board of Trustees of AIM Variable Insurance Funds has approved the proposed combination. They recommend that you vote FOR the proposal.

                                          Sincerely,

                                          -s- ROBERT H. GRAHAM
                                          Robert H. Graham
                                          President

                             YOUR VOTE IS IMPORTANT

PLEASE TAKE A MOMENT AFTER REVIEWING THE ENCLOSED MATERIALS TO SIGN AND RETURN YOUR PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, WITH PROPER AUTHORIZATION FROM THE LIFE INSURANCE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT. IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, OR HAVE QUESTIONS, PLEASE NOTIFY US BY CALLING (800) 952-3502. IF WE DO NOT HEAR FROM YOU AFTER A REASONABLE AMOUNT OF TIME, YOU MAY RECEIVE A TELEPHONE CALL FROM OUR PROXY SOLICITOR, MANAGEMENT INFORMATION SERVICES, REMINDING YOU TO VOTE.

[AIM INVESTMENTS LOGO]

                           AIM V.I. CORE STOCK FUND,
                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                                                               February 28, 2006

Dear Contract Owner:

     We are seeking your approval of a Plan of Reorganization (the "Plan") that provides for the sale of the assets of AIM V.I. Core Stock Fund (the "Fund") to AIM V.I. Core Equity Fund ("Buying Fund"). This transaction will result in the combination of the two funds.

     Shares of the Fund and Buying Fund are each sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund and Buying Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of your Fund held by the separate account under your contract.

     A I M Advisors, Inc. ("AIM"), the investment advisor to AIM Variable Insurance Funds, conducted a review of the funds and concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. Your Fund is one of the funds that AIM recommended, and your Board of Trustees approved, for consolidation. The attached Proxy Statement and Prospectus seeks your approval of the combination of your Fund with Buying Fund.

     As more fully described in the attached Proxy Statement and Prospectus, AIM recommended, and your Board of Trustees approved, that another fund also be consolidated with Buying Fund. The proposed combination of your Fund into Buying Fund is not contingent on that other transaction occurring.

     The enclosed Proxy Statement and Prospectus describes the proposed combination and compares, among other things, the investment objectives and strategies, operating expenses and performance history of your Fund and Buying Fund. You should review the enclosed materials carefully.

     After careful consideration, the Board of Trustees of AIM Variable Insurance Funds has approved the proposed combination. They recommend that you vote FOR the proposal.

                                          Sincerely,

                                          -s- ROBERT H. GRAHAM
                                          Robert H. Graham
                                          President

                             YOUR VOTE IS IMPORTANT

PLEASE TAKE A MOMENT AFTER REVIEWING THE ENCLOSED MATERIALS TO SIGN AND RETURN YOUR PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, WITH PROPER AUTHORIZATION FROM THE LIFE INSURANCE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT. IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, OR HAVE QUESTIONS, PLEASE NOTIFY US BY CALLING (800) 952-3502. IF WE DO NOT HEAR FROM YOU AFTER A REASONABLE AMOUNT OF TIME, YOU MAY RECEIVE A TELEPHONE CALL FROM OUR PROXY SOLICITOR, MANAGEMENT INFORMATION SERVICES, REMINDING YOU TO VOTE.

                         AIM V.I. PREMIER EQUITY FUND,
                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 4, 2006

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM V.I. Premier Equity Fund (the "Fund"), an investment portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Core Equity Fund ("Buying Fund"), which is also an investment portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on April 4, 2006 at 3:00 p.m., Central Time.

     Shareholders of record as of the close of business on January 19, 2006 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     Shares of the Fund are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of the Fund held by the separate account under your contract.

     The Board of Trustees of Trust is sending this Notice of Special Meeting of Shareholders, Combined Proxy Statement and Prospectus, and proxy solicitation materials to (i) all separate accounts, which are the shareholders who owned shares of beneficial interest in the Fund at the close of business on January 19, 2006 (the "Record Date"), and (ii) all contract owners who had their variable annuity or variable life contract values allocated to the Fund as of the close of business on the Record Date and who are entitled to instruct the corresponding separate account on how to vote.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD OR VOTING INSTRUCTION CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON, WITH PROPER AUTHORIZATION FROM THE LIFE INSURANCE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT, AT THE SPECIAL MEETING.

                                          -s- Kevin M. Carome
                                          Kevin M. Carome
                                          Secretary

February 28, 2006

                           AIM V.I. CORE STOCK FUND,
                  A PORTFOLIO OF AIM VARIABLE INSURANCE FUNDS

                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 4, 2006

     We cordially invite you to attend our Special Meeting of Shareholders to:

          1. Approve a Plan of Reorganization (the "Plan") under which all of the assets of AIM V.I. Core Stock Fund (the "Fund"), an investment portfolio of AIM Variable Insurance Funds ("Trust"), will be transferred to AIM V.I. Core Equity Fund ("Buying Fund"), which is also an investment portfolio of Trust. Buying Fund will assume the liabilities of the Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

          2. Transact any other business, not currently contemplated, that may properly come before the Special Meeting, in the discretion of the proxies or their substitutes.

     We are holding the Special Meeting at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on April 4, 2006 at 3:00 p.m., Central Time.

     Shareholders of record as of the close of business on January 19, 2006 are entitled to notice of, and to vote at, the Special Meeting or any adjournment of the Special Meeting.

     Shares of the Fund are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Fund in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the separate account on how to vote shares of the Fund held by the separate account under your contract.

     The Board of Trustees of Trust is sending this Notice of Special Meeting of Shareholders, Combined Proxy Statement and Prospectus, and proxy solicitation materials to (i) all separate accounts, which are the shareholders who owned shares of beneficial interest in the Fund at the close of business on January 19, 2006 (the "Record Date"), and (ii) all contract owners who had their variable annuity or variable life contract values allocated to the Fund as of the close of business on the Record Date and who are entitled to instruct the corresponding separate account on how to vote.

     WE REQUEST THAT YOU EXECUTE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD, WHICH IS BEING SOLICITED BY THE BOARD OF TRUSTEES OF TRUST. YOUR VOTE IS IMPORTANT FOR THE PURPOSE OF ENSURING A QUORUM AT THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED BY EXECUTING AND SUBMITTING A REVISED PROXY CARD OR VOTING INSTRUCTION CARD, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF TRUST OR BY VOTING IN PERSON, WITH PROPER AUTHORIZATION FROM THE LIFE INSURANCE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT, AT THE SPECIAL MEETING.

                                          -s- Kevin M. Carome
                                          Kevin M. Carome
                                          Secretary

February 28, 2006

        AIM V.I. PREMIER EQUITY FUND,                    AIM V.I. CORE STOCK FUND,
                A PORTFOLIO OF                                 A PORTFOLIO OF
         AIM VARIABLE INSURANCE FUNDS                   AIM VARIABLE INSURANCE FUNDS
         11 GREENWAY PLAZA, SUITE 100                   11 GREENWAY PLAZA, SUITE 100
          HOUSTON, TEXAS 77046-1173                      HOUSTON, TEXAS 77046-1173
                (800) 410-4246                                 (800) 410-4246

                           AIM V.I. CORE EQUITY FUND,
                                 A PORTFOLIO OF
                          AIM VARIABLE INSURANCE FUNDS
                          11 GREENWAY PLAZA, SUITE 100
                           HOUSTON, TEXAS 77046-1173
                                 (800) 410-4246

                    COMBINED PROXY STATEMENT AND PROSPECTUS
                               FEBRUARY 28, 2006

     This document is a combined Proxy Statement and Prospectus ("Proxy Statement/Prospectus"). We are sending you this Proxy Statement/Prospectus in connection with the special meeting of shareholders of AIM V.I. Premier Equity Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust (the "V.I. Premier Equity Fund Special Meeting") and the special meeting of shareholders of AIM V.I. Core Stock Fund, which is also an investment portfolio of AIM Variable Insurance Funds (the "V.I. Core Stock Fund Special Meeting" and, together with the V.I. Premier Equity Fund Special Meeting, the "Special Meetings"). The Special Meetings will be held on April 4, 2006 at 3:00 p.m., Central Time. We intend to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meetings of Shareholders and the enclosed proxy card or voting instruction card on or about February 28, 2006 to all shareholders entitled to vote at the Special Meetings.

     Each series of AIM Variable Insurance Funds ("Trust") is used solely as an investment vehicle for variable annuity and variable life insurance contracts issued by certain life insurance companies. You cannot purchase shares of any series of Trust directly. As a contract owner of a variable annuity or variable life insurance contract that offers one or more series of Trust as an investment option, however, you may allocate contract values to a separate account of the life insurance company that invests in a series of Trust. All references in this Proxy Statement/Prospectus to "shareholder" or "shareholders" shall mean the "contract owner/separate account" or the "contract owners/separate accounts," respectively. All references in this Proxy Statement/Prospectus to "you" or "your" shall mean the "contract owner/separate account."

     At the V.I. Premier Equity Fund Special Meeting, the shareholders of AIM V.I. Premier Equity Fund ("V.I. Premier Equity Fund") are being asked to consider and approve a Plan of Reorganization (the "V.I. Premier Equity Fund Plan") to be adopted by Trust acting on behalf of both AIM V.I. Core Equity Fund ("Buying Fund") and V.I. Premier Equity Fund. The V.I. Premier Equity Fund Plan provides for the reorganization of V.I. Premier Equity Fund with Buying Fund ("V.I. Premier Equity Fund Reorganization").

     At the V.I. Core Stock Fund Special Meeting, the shareholders of AIM V.I. Core Stock Fund ("V.I. Core Stock Fund") are being asked to consider and approve a Plan of Reorganization (the "V.I. Core Stock Fund Plan" and, together with the V.I. Premier Equity Fund Plan, the "Plans") to be adopted by Trust acting on behalf of both Buying Fund and V.I. Core Stock Fund. The V.I. Core Stock Fund Plan provides for the reorganization of V.I. Core Stock Fund with Buying Fund (the "V.I. Core Stock Fund Reorganization" and, together with the V.I. Premier Equity Fund Reorganization, the "Reorganizations").

     In accordance with current law, the life insurance companies and their separate accounts, which are the shareholders of record of Trust, in effect, pass along their voting rights to their contract owners. Essentially, each life insurance company seeks instructions as to how its contract owners wish the life insurance company to vote the shares of Trust (i) owned by the life insurance company, but (ii) in which their contract owners may have or be deemed to have a beneficial interest. The life insurance companies communicate directly with the contract owners about the procedures that the life insurance companies follow in seeking instructions and voting shares under the particular separate accounts. Each share of a series of Trust that a contract owner beneficially owns entitles the contract owner to one vote on each proposal set forth in this Proxy Statement/ Prospectus (a fractional share has a fractional vote).

     All references in this Proxy Statement/Prospectus to "proxy card" shall mean the "proxy card" or "voting instruction card" you have received from Trust or from your applicable insurance company.

     This Proxy Statement/Prospectus includes information regarding both Reorganizations. We have included the request for approval of both Reorganizations in one Proxy Statement/Prospectus because we are proposing that each of V.I. Premier Equity Fund and V.I. Core Stock Fund (each, a "Selling Fund" and together, the "Selling Funds") be combined with Buying Fund. Consummation of the V.I. Premier Equity Fund Reorganization is not conditioned on consummation of the V.I. Core Stock Fund Reorganization. Consummation of the V.I. Core Stock Fund Reorganization is not conditioned on consummation of the V.I. Premier Equity Fund Reorganization.

     Under the Plans, all of the assets of each Selling Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of each Selling Fund and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of each Selling Fund, as set forth on Exhibit A.

     The value of Buying Fund shares attributable to each contract owner immediately after and as a result of each of the Reorganizations will be the same as the value of Selling Fund shares attributable to each contract owner immediately prior to each of the Reorganizations. The Reorganizations have been structured as tax-free transactions. No sales charges will be imposed in connection with the Reorganizations.

     The Board of Trustees of Trust (the "Board") has approved the Plans and the Reorganizations as being advisable and in the best interests of each of the Selling Funds.

     Trust is a registered open-end management investment company that issues its shares in separate series. The Selling Funds and Buying Fund are all series of Trust. A I M Advisors, Inc. ("AIM") serves as the investment advisor to each Selling Fund and Buying Fund. AIM is a wholly owned subsidiary of AMVESCAP PLC ("AMVESCAP"), an independent global investment management company.

     Buying Fund and V.I. Premier Equity Fund have similar investment objectives. Buying Fund seeks growth of capital, while V.I. Premier Equity Fund seeks long-term growth of capital with a secondary objective of income. Buying Fund and V.I. Core Stock Fund also have similar investment objectives. Buying Fund seeks growth of capital, while V.I. Core Stock Fund seeks high total return through both growth and current income. See "Comparison of Investment Objectives and Principal Strategies."

     This Proxy Statement/Prospectus sets forth the information that shareholders of each Selling Fund should know before voting on the Plans. It is both the Proxy Statement of each Selling Fund and the Prospectus of Buying Fund. You should read and retain this Proxy Statement/Prospectus for future reference.

     The Prospectuses of V.I. Premier Equity Fund (Series I and Series II) dated April 29, 2005, as supplemented (together, the "V.I. Premier Equity Fund Prospectuses"), together with the related Statement of Additional Information dated April 29, 2005, as supplemented, and the Prospectuses of V.I. Core Stock Fund (Series I and Series II) dated April 29, 2005, as supplemented (together, the "V.I. Core Stock Fund Prospectuses" and, together with the V.I. Premier Equity Fund Prospectus, the "Selling Fund Prospectuses"), together with the related Statement of Additional Information dated April 29, 2005, as supplemented, are on file with the Securities and Exchange Commission (the "SEC"). The Selling Fund Prospectuses are incorporated by reference into this Proxy Statement/Prospectus. The Prospectuses of Buying Fund (Series I and Series
II) dated April, 29, 2005, as supplemented, (together, the "Buying Fund Prospectuses"), the related Statement of Additional Information dated April 29, 2005, as supplemented, and the Statement of Additional Information relating to the Reorganizations dated February 28, 2006, are on file with the SEC. The Buying Fund Prospectuses are incorporated by reference into this Proxy Statement/Prospectus and copies of the Buying Fund Prospectuses are attached as Appendix III to this Proxy Statement/Prospectus. The Statement of Additional Information relating to the Reorganizations dated February 28, 2006, also is incorporated by reference into this Proxy Statement/Prospectus. The SEC maintains a website at www.sec.gov that contains the Prospectuses and Statements of Additional Information described above, material incorporated by reference, and other information about Trust and Buying Fund.

     Copies of the Prospectuses of Buying Fund and each Selling Fund and the related Statements of Additional Information are available without charge by writing to A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 410-4246.

     Trust has previously sent to shareholders the most recent annual report for your respective Selling Fund, including financial statements, and the most recent semi-annual report succeeding the annual report for your respective Selling Fund, if any. If you have not received such reports or would like to receive an additional copy, please contact A I M Distributors, Inc., 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173, or by calling (800) 410-4246. Such reports will be furnished free of charge.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                              EXCHANGE COMMISSION
   NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR
                                ADEQUACY OF THIS
  PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INTRODUCTION................................................    1
SUMMARY.....................................................    1
  The Reorganizations.......................................    1
  Comparison of Fees and Expenses...........................    2
  Comparison of Performance.................................    9
  Comparison of Investment Objectives and Principal
     Strategies.............................................   14
  Comparison of Multiple Class Structures...................   16
  Comparison of Sales Charges...............................   16
  Comparison of Distribution and Purchase and Redemption
     Procedures.............................................   16
  The Board's Recommendation................................   17
RISK FACTORS................................................   18
  Risks Associated with Buying Fund.........................   18
  Comparison of Risks of Buying Fund and Each Selling
     Fund...................................................   18
INFORMATION ABOUT BUYING FUND...............................   19
  Description of Buying Fund Shares.........................   19
  Management's Discussion of Fund Performance...............   19
  Financial Highlights......................................   19
ADDITIONAL INFORMATION ABOUT THE PLANS......................   19
  Terms of the Reorganizations..............................   19
  The Reorganizations.......................................   19
  Board Considerations......................................   20
  Other Terms...............................................   24
  Federal Income Tax Consequences...........................   25
  Accounting Treatment......................................   26
RIGHTS OF SHAREHOLDERS......................................   26
CAPITALIZATION..............................................   26
LEGAL MATTERS...............................................   27
ADDITIONAL INFORMATION ABOUT BUYING FUND AND SELLING
  FUNDS.....................................................   27
INFORMATION FILED WITH THE SECURITIES AND EXCHANGE
  COMMISSION................................................   28
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING............   28
  General Information.......................................   28
  Proxy Statement/Prospectus................................   28
  Time and Place of Special Meetings........................   29
  Voting in Person..........................................   29
  Voting by Proxy...........................................   29
  Quorum Requirement and Adjournment........................   29
  Vote Necessary to Approve Each Proposal...................   30
  Proxy Solicitation........................................   30
  Other Matters.............................................   30
  Ownership of Shares.......................................   30
  Security Ownership of Management and Trustees.............   30

EXHIBIT A......... Classes of Shares of Each Selling Fund and Corresponding Classes of Shares of Buying Fund

EXHIBIT B.............................. Shares Outstanding of Each Class of Each Selling Fund on Record Date

EXHIBIT C.......................................................... Ownership of Shares of Each Selling Fund

EXHIBIT D................................................................ Ownership of Shares of Buying Fund

APPENDIX I.............................................. Plan of Reorganization for V.I. Premier Equity Fund

APPENDIX II................................................. Plan of Reorganization for V.I. Core Stock Fund

APPENDIX III........................................... Prospectuses of Buying Fund (Series I and Series II)

APPENDIX IV........................................................ Discussion of Performance of Buying Fund

APPENDIX V..................................... Financial Highlights of Buying Fund (Series I and Series II)

     THE AIM FAMILY OF FUNDS, AIM AND DESIGN, AIM, AIM FUNDS, AIM FUNDS AND DESIGN, AIM INVESTMENTS, AIM INVESTOR, AIM LIFETIME AMERICA, AIM LINK, AIM INSTITUTIONAL FUNDS, AIMFUNDS.COM, LA FAMILIA AIM DE FONDOS, LA FAMILIA AIM DE FONDOS AND DESIGN, INVIERTA CON DISCIPLINA AND INVEST WITH DISCIPLINE, THE AIM COLLEGE SAVINGS PLAN, AIM SOLO 401(K), AIM INVESTMENTS AND DESIGN AND YOUR GOALS. OUR SOLUTIONS ARE REGISTERED SERVICE MARKS AND AIM BANK CONNECTION, AIM INTERNET CONNECT, AIM PRIVATE ASSET MANAGEMENT, AIM PRIVATE ASSET MANAGEMENT AND DESIGN, AIM STYLIZED AND/OR DESIGN, AIM ALTERNATIVE ASSETS AND DESIGN, AND MYAIM.COM ARE SERVICE MARKS OF A I M MANAGEMENT GROUP INC. AIM TRIMARK IS REGISTERED SERVICE MARK OF A I M MANAGEMENT GROUP INC. AND AIM FUNDS MANAGEMENT INC.

     No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus, and you should not rely on such other information or representations.

                                  INTRODUCTION

     During 2003 and 2004, AMVESCAP, the parent company of AIM, undertook an integration initiative with respect to its United States mutual fund operations. Among other things, AMVESCAP's integration initiative included the establishment of a single distributor for all AMVESCAP U.S. mutual funds, the integration of back office support for AMVESCAP's U.S. mutual funds, the allocation of primary responsibility for investment advisory, administrative, accounting, and legal and compliance services for all of AMVESCAP's U.S. mutual funds to AIM and streamlining the various mutual funds offered by AMVESCAP's subsidiaries in the U.S.

     Since completion of the AMVESCAP integration initiative, AIM has undertaken an extensive review of its U.S. mutual fund offerings and has concluded that it would be appropriate to consolidate certain funds having similar investment objectives and strategies. The Reorganizations are part of a number of fund reorganizations AIM is proposing as a result of this review process. AIM believes that the Selling Funds' shareholders will benefit from the proposed Reorganizations because the combination of the funds will allow Buying Fund the best available opportunities for investment management, growth prospects and potential operating efficiencies.

                                    SUMMARY

     The Board, including the independent trustees, has determined that the Reorganizations are advisable and in the best interests of each Selling Fund and that the interests of the shareholders of each Selling Fund will not be diluted as a result of the Reorganizations. Each of the Selling Funds and Buying Fund utilize similar investment strategies and invest in similar securities. In addition, V.I. Core Stock Fund's management team is the same as that of Buying Fund. Buying Fund's management team also manages approximately 50% of the assets of V.I. Premier Equity Fund. The Board believes that a larger combined fund should have greater market presence and may achieve greater operating efficiencies because certain fixed costs, such as legal, accounting, shareholder services and trustee expenses, will be spread over the greater assets of the combined fund. For additional information concerning the factors the Board considered in approving the Plans, see "Additional Information About the Plans -- Board Considerations."

     The following summary discusses some of the key features of the Reorganizations and highlights certain differences between each Selling Fund and Buying Fund. This summary is not complete and does not contain all of the information that you should consider before voting on whether to approve the Plans. For more complete information, please read this entire Proxy Statement/Prospectus.

THE REORGANIZATIONS

     The Reorganizations will result in the combination of each Selling Fund with Buying Fund. The Selling Funds and Buying Fund are all series of Trust, a Delaware statutory trust.

     If shareholders of each Selling Fund approve the Plans and other closing conditions are satisfied, all of the assets of each Selling Fund will be transferred to Buying Fund, Buying Fund will assume the liabilities of each Selling Fund, and Trust will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of each Selling Fund, as set forth on Exhibit A. For a description of certain of the closing conditions that must be satisfied, see "Additional Information About the Plans -- Other Terms."

     The shares of Buying Fund issued in the Reorganizations will have an aggregate net asset value equal to the net value of the assets of each Selling Fund transferred to Buying Fund. The value of Buying Fund shares attributable to each contract owner immediately after and as a result of each of the Reorganizations will be the same as the value of the applicable Selling Fund shares attributable to each contract owner immediately prior to each of the Reorganizations. A copy of the V.I. Premier Equity Fund Plan is attached as Appendix I to this Proxy Statement/Prospectus and a copy of the V.I. Core Stock Fund Plan is attached as Appendix II to this Proxy Statement/Prospectus. See "Additional Information About the Plans."

     Trust will receive an opinion of Ballard Spahr Andrews & Ingersoll, LLP to the effect that each Reorganization will constitute a tax-free reorganization for Federal income tax purposes. Thus, shareholders will not have to pay additional Federal income tax as a result of each Reorganization. See "Additional Information About the Plans -- Federal Income Tax Consequences."

COMPARISON OF FEES AND EXPENSES

  FEE TABLE

     This table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Series I and Series II shares of each Selling Fund and Series I and Series II shares of Buying Fund. Pro Forma Combined Expense Ratios of Buying Fund giving effect to the Reorganizations are also provided. There is no guarantee that actual expenses will be the same as those shown in this table. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher.

                                                                                                              AIM V.I. CORE
                                                                                                               EQUITY FUND
                                        AIM V.I. PREMIER        AIM V.I. CORE          AIM V.I. CORE           BUYING FUND
                                          EQUITY FUND             STOCK FUND            EQUITY FUND             PRO FORMA
                                          SELLING FUND           SELLING FUND           BUYING FUND              COMBINED
                                           (12/31/04)             (12/31/04)             (12/31/04)             (12/31/04)
                                      --------------------   --------------------   --------------------   --------------------
                                      SERIES I   SERIES II   SERIES I   SERIES II   SERIES I   SERIES II   SERIES I   SERIES II
                                       SHARES     SHARES      SHARES     SHARES      SHARES     SHARES      SHARES     SHARES
                                      --------   ---------   --------   ---------   --------   ---------   --------   ---------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed
  on Purchase (as a percentage of
  offering price)...................    N/A         N/A        N/A         N/A        N/A         N/A        N/A         N/A
Maximum Deferred Sales Charge
  (as a percentage of original
  purchase price or redemption
  proceeds, as applicable)..........    N/A         N/A        N/A         N/A        N/A         N/A        N/A         N/A
ANNUAL FUND OPERATING EXPENSES(1)
  (expenses that are deducted from
  fund assets)
Management fees.....................   0.61%       0.61%      0.75%       0.75%      0.61%       0.61%      0.60%       0.60%
Distribution and/or Service (12b-1)
  Fees..............................     --        0.25%        --        0.25%        --        0.25%        --        0.25%
Other Expenses......................   0.30%       0.30%      0.46%       0.46%      0.30%       0.30%      0.30%       0.30%
Total Annual Fund Operating
  Expenses(2).......................   0.91%       1.16%      1.21%       1.46%      0.91%       1.16%      0.90%       1.15%
Fee Waiver(3,4).....................     --          --       0.30%       0.30%        --          --         --          --
Net Annual Fund Expenses............   0.91%       1.16%      0.91%       1.16%      0.91%       1.16%      0.90%       1.15%

---------------

"N/A" in the table above means "not applicable."

(1) Except as otherwise noted, figures shown in the table are for the year ended December 31, 2004 and are expressed as a percentage of the fund's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table.

(2) The advisor for AIM V.I. Premier Equity Fund and AIM V.I. Core Equity Fund has contractually agreed to waive advisory fees and/or reimburse expenses of Series I and Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Series I shares to 1.30% and Series II shares to 1.45% of average daily nets assets. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the numbers reflected above: (i) Rule 12b-1 plan fees, if any; (ii) interest; (iii) taxes; (iv) dividend expense on short sales; (v) extraordinary items; (vi) expenses related to a merger or reorganization, as approved by the fund's Board of Trustees, and (vii) expenses that the fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the fund benefits are in the form of credits that the fund receives from banks where the fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the fund. The expense limitation is in effect through April 30, 2006.

(3) Effective January 1, 2005 through December 31, 2009, the advisor for AIM V.I. Core Stock Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual rate of 0.695% of the first $250 million, plus 0.67% of the next $250 million, plus 0.645% of the next $500 million, plus 0.62% of the next $1.5 billion, plus 0.595% of the next $2.5 billion, plus 0.57% of the next $2.5 billion, plus 0.545% of the next $2.5 billion, plus 0.52% of the Fund's daily net assets in excess of $10 billion. The Fee Waiver reflects this agreement.

(4) The advisor for AIM V.I. Core Stock Fund has contractually agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Series I and Series II shares to 0.91% and 1.16% of average daily nets assets, respectively. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the limit stated below: (i) Rule 12b-1 plan fees, if any; (ii) interest; (iii) taxes; (iv) dividend expense on short sales; (v) extraordinary items (these are expenses that are not anticipated to arise from the fund's day-to-day operations), or items designated as such by the fund's Board of Trustees; (vi) expenses related to a merger or reorganization, as approved by the fund's Board of Trustees, and (vii) expenses that the fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the fund benefits are in the form of credits that the fund receives from banks where the fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the fund. The expense limitation for AIM V.I. Core Stock Fund is in effect through June 30, 2006.

  EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of each Selling Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the Reorganizations are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated. The Example also assumes that your investment has a 5% return each year, that the operating expenses remain the same and includes the effects of contractual fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed voluntarily, your expenses will be lower. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                         ONE    THREE   FIVE     TEN
                                                         YEAR   YEARS   YEARS   YEARS
                                                         ----   -----   -----   ------
AIM V.I. PREMIER EQUITY FUND (SELLING FUND)
Series I...............................................  $ 93   $290    $504    $1,120
Series II..............................................   118    368     638     1,409
AIM V.I. CORE STOCK FUND (SELLING FUND)
Series I...............................................  $ 93   $342    $610    $1,415
Series II..............................................   118    420     743     1,697
AIM V.I. CORE EQUITY FUND (BUYING FUND)
Series I...............................................  $ 93   $290    $504    $1,120
Series II..............................................   118    368     638     1,409
AIM V.I. CORE EQUITY FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Series I...............................................  $ 92   $287    $498    $1,108
Series II..............................................   117    365     633     1,398

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. EACH SELLING FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT EACH SELLING FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

  FEE TABLE

     In the event that the V.I. Core Stock Fund Reorganization is not approved, this table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Series I and Series II shares of V.I. Premier Equity Fund and Series I and Series II shares of Buying Fund. Pro Forma Combined Expense Ratios of Buying Fund giving effect to the V.I. Premier Equity Fund Reorganization are also provided. There is no guarantee that actual expenses will be the same as those shown in this table. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher.

                                                                                            AIM V.I. CORE
                                                                                             EQUITY FUND
                                             AIM V.I. PREMIER        AIM V.I. CORE           BUYING FUND
                                               EQUITY FUND            EQUITY FUND             PRO FORMA
                                               SELLING FUND           BUYING FUND              COMBINED
                                                (12/31/04)             (12/31/04)             (12/31/04)
                                           --------------------   --------------------   --------------------
                                           SERIES I   SERIES II   SERIES I   SERIES II   SERIES I   SERIES II
                                            SHARES     SHARES      SHARES     SHARES      SHARES     SHARES
                                           --------   ---------   --------   ---------   --------   ---------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed on
  Purchase (as a percentage of offering
  price).................................    N/A         N/A        N/A         N/A        N/A         N/A
Maximum Deferred Sales Charge (as a
  percentage of original purchase price
  or redemption proceeds, as
  applicable)............................    N/A         N/A        N/A         N/A        N/A         N/A
ANNUAL FUND OPERATING EXPENSES(1)
  (expenses that are deducted from fund
  assets)
Management fees..........................   0.61%       0.61%      0.61%       0.61%      0.60%       0.60%
Distribution and/or Service (12b-1)
  Fees...................................     --        0.25%        --        0.25%        --        0.25%
Other Expenses...........................   0.30%       0.30%      0.30%       0.30%      0.29%       0.29%
Total Annual Fund Operating
  Expenses(2)............................   0.91%       1.16%      0.91%       1.16%      0.89%       1.14%

---------------

"N/A" in the table above means "not applicable."

(1) Except as otherwise noted, figures shown in the table are for the year ended December 31, 2004 and are expressed as a percentage of the fund's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table.

(2) The advisor for AIM V.I. Premier Equity Fund and AIM V.I. Core Equity Fund has contractually agreed to waive advisory fees and/or reimburse expenses of Series I and Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Series I shares to 1.30% and Series II shares to 1.45% of average daily nets assets. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the numbers reflected above: (i) Rule 12b-1 plan fees, if any; (ii) interest; (iii) taxes; (iv) dividend expense on short sales; (v) extraordinary items; (vi) expenses related to a merger or reorganization, as approved by the fund's Board of Trustees, and (vii) expenses that the fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the fund benefits are in the form of credits that the fund receives from banks where the fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the fund. The expense limitation is in effect through April 30, 2006.

  EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of V.I. Premier Equity Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the V.I. Premier Equity Fund Reorganization are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated. The Example also assumes that your investment has a 5% return each year, that the operating expenses remain the same and includes the effects of contractual fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed voluntarily, your expenses will be lower. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                         ONE    THREE   FIVE     TEN
                                                         YEAR   YEARS   YEARS   YEARS
                                                         ----   -----   -----   ------
AIM V.I. PREMIER EQUITY FUND (SELLING FUND)
Series I...............................................  $ 93   $290    $504    $1,120
Series II..............................................   118    368     638     1,409
AIM V.I. CORE EQUITY FUND (BUYING FUND)
Series I...............................................  $ 93   $290    $504    $1,120
Series II..............................................   118    368     638     1,409
AIM V.I. CORE EQUITY FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Series I...............................................  $ 91   $284    $493    $1,096
Series II..............................................   116    362     628     1,386

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. V.I. PREMIER EQUITY FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT V.I. PREMIER EQUITY FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

  FEE TABLE

     In the event that the V.I. Premier Equity Fund Reorganization is not approved, this table compares the shareholder fees and annual operating expenses, expressed as a percentage of net assets ("Expense Ratios"), of Series I and Series II shares of V.I. Core Stock Fund and Series I and Series II shares of Buying Fund. Pro Forma Combined Expense Ratios of Buying Fund giving effect to the V.I. Core Stock Fund Reorganization are also provided. There is no guarantee that actual expenses will be the same as those shown in this table. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher.

                                                                                            AIM V.I. CORE
                                                                                             EQUITY FUND
                                              AIM V.I. CORE          AIM V.I. CORE           BUYING FUND
                                                STOCK FUND            EQUITY FUND             PRO FORMA
                                               SELLING FUND           BUYING FUND              COMBINED
                                                (12/31/04)             (12/31/04)             (12/31/04)
                                           --------------------   --------------------   --------------------
                                           SERIES I   SERIES II   SERIES I   SERIES II   SERIES I   SERIES II
                                            SHARES     SHARES      SHARES     SHARES      SHARES     SHARES
                                           --------   ---------   --------   ---------   --------   ---------
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Charge (Load) Imposed on
  Purchase (as a percentage of offering
  price).................................    N/A         N/A        N/A         N/A        N/A         N/A
Maximum Deferred Sales Charge (as a
  percentage of original purchase price
  or redemption proceeds, as
  applicable)............................    N/A         N/A        N/A         N/A        N/A         N/A
ANNUAL FUND OPERATING EXPENSES(1)
  (expenses that are deducted from fund
  assets)
Management fees..........................   0.75%       0.75%      0.61%       0.61%      0.61%       0.61%
Distribution and/or Service (12b-1)
  Fees...................................     --        0.25%        --        0.25%        --        0.25%
Other Expenses...........................   0.46%       0.46%      0.30%       0.30%      0.31%       0.31%
Total Annual Fund Operating
  Expenses(2)............................   1.21%       1.46%      0.91%       1.16%      0.92%       1.17%
Fee Waiver(3,4,5)........................   0.30%       0.30%        --          --       0.01%       0.01%
Net Annual Fund Expenses.................   0.91%       1.16%      0.91%       1.16%      0.91%       1.16%

---------------

"N/A" in the table above means "not applicable."

(1) Except as otherwise noted, figures shown in the table are for the year ended December 31, 2004 and are expressed as a percentage of the fund's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table.

(2) The advisor for AIM V.I. Core Equity Fund has contractually agreed to waive advisory fees and/or reimburse expenses of Series I and Series II shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Series I shares to 1.30% and Series II shares to 1.45% of average daily nets assets. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the numbers reflected above: (i) Rule 12b-1 plan fees, if any; (ii) interest; (iii) taxes; (iv) dividend expense on short sales; (v) extraordinary items; (vi) expenses related to a merger or reorganization, as approved by the fund's Board of Trustees, and
    (vii) expenses that the fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the fund benefits are in the form of credits that the fund receives from banks where the fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the fund. The expense limitation for AIM V.I. Core Equity Fund is in effect through April 30, 2006.

(3) Effective January 1, 2005 through December 31, 2009, the advisor for AIM V.I. Core Stock Fund has contractually agreed to waive a portion of its advisory fees to the extent necessary so that the advisory fees payable by the Fund (based on the Fund's average daily net assets) do not exceed the annual rate of

    0.695% of the first $250 million, plus 0.67% of the next $250 million, plus 0.645% of the next $500 million, plus 0.62% of the next $1.5 billion, plus 0.595% of the next $2.5 billion, plus 0.57% of the next $2.5 billion, plus 0.545% of the next $2.5 billion, plus 0.52% of the Fund's daily net assets in excess of $10 billion. The Fee Waiver reflects this agreement.

(4) The advisor for AIM V.I. Core Stock Fund has contractually agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed above) of Series I and Series II shares to 0.91% and 1.16% of average daily nets assets, respectively. The expense limitation for AIM V.I. Core Stock Fund is in effect through June 30, 2006.

(5) Effective upon the closing of the Reorganization, the advisor for AIM V.I. Core Equity Fund has contractually agreed to waive advisory fees and/or reimburse expenses to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed above) of Series I and Series II shares to 0.91% and 1.16% of average daily nets assets, respectively. The expense limitation for AIM V.I. Core Equity Fund is in effect through June 30, 2006.

  EXPENSE EXAMPLE

     This Example is intended to help you compare the costs of investing in different classes of V.I. Core Stock Fund and Buying Fund with the cost of investing in other mutual funds. Pro Forma Combined costs of investing in different classes of Buying Fund giving effect to the V.I. Core Stock Fund Reorganization are also provided. All costs are based upon the information set forth in the Fee Table above.

     The Example assumes that you invest $10,000 for the time periods indicated. The Example also assumes that your investment has a 5% return each year, that the operating expenses remain the same and includes the effects of contractual fee waivers and/or expense reimbursements that are contractual, if any, but does not reflect voluntary fee waivers and/or expense reimbursements. To the extent fees are waived and/or expenses are reimbursed voluntarily, your expenses will be lower. The following table does not represent the effect of any fees or other expenses in connection with your variable contract, and if it did, expenses would be higher. Although your actual returns and costs may be higher or lower, based on these assumptions your costs would be:

                                                         ONE    THREE   FIVE     TEN
                                                         YEAR   YEARS   YEARS   YEARS
                                                         ----   -----   -----   ------
AIM V.I. CORE STOCK FUND (SELLING FUND)
Series I...............................................  $ 93   $342    $610    $1,415
Series II..............................................   118    420     743     1,697
AIM V.I. CORE EQUITY FUND (BUYING FUND)
Series I...............................................  $ 93   $290    $504    $1,120
Series II..............................................   118    368     638     1,409
AIM V.I. CORE EQUITY FUND (BUYING FUND) -- PRO FORMA
  COMBINED
Series I...............................................  $ 93   $292    $508    $1,130
Series II..............................................   118    371     643     1,420

     THE EXAMPLE IS NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. V.I. CORE STOCK FUND'S AND BUYING FUND'S ACTUAL EXPENSES, AND AN INVESTOR'S DIRECT AND INDIRECT EXPENSES, MAY BE MORE OR LESS THAN THOSE SHOWN. THE TABLE AND THE ASSUMPTION IN THE EXAMPLE OF A 5% ANNUAL RETURN ARE REQUIRED BY REGULATIONS OF THE SEC APPLICABLE TO ALL MUTUAL FUNDS. THE 5% ANNUAL RETURN IS NOT A PREDICTION OF AND DOES NOT REPRESENT V.I. CORE STOCK FUND'S OR BUYING FUND'S PROJECTED OR ACTUAL PERFORMANCE.

     THE ACTUAL EXPENSES ATTRIBUTABLE TO EACH CLASS OF A FUND'S SHARES WILL DEPEND UPON, AMONG OTHER THINGS, THE LEVEL OF AVERAGE NET ASSETS AND THE EXTENT TO WHICH A FUND INCURS VARIABLE EXPENSES, SUCH AS TRANSFER AGENCY COSTS.

  ADVISOR COMPENSATION

     The current investment advisory fee schedule of Buying Fund is lower than that of V.I. Core Stock Fund and identical to V.I. Premier Equity Fund. As a result, if shareholders approve either or both of the Reorganizations, the current investment advisory fee schedule applicable to Buying Fund will remain in effect for the combined fund, as follows:

ANNUAL RATE                                                          NET ASSETS
-----------                                                          ----------
0.65%.......................................................  First $250 million
0.60%.......................................................  Excess over $250 million

     In addition, AIM has contractually agreed to waive a portion of its advisory fees through December 31, 2009, on V.I. Core Stock Fund in connection with a settlement agreement reached with the New York Attorney General ("NYAG"), and through December 31, 2006 on both V.I. Premier Equity Fund and Buying Fund. In connection with the Reorganization, the Board of Buying Fund has approved extending Buying Fund's advisory fee rates that will apply after the waiver though December 31, 2009. Accordingly, for the period January 1, 2005 to December 31, 2009, the following advisory fee rates will apply after the waiver:

ANNUAL RATE                                                          NET ASSETS
-----------                                                          ----------
0.695%......................................................  First $250 million
0.67%.......................................................  Next $250 million
0.645%......................................................  Next $500 million
0.62%.......................................................  Next $1.5 billion
0.595%......................................................  Next $2.5 billion
0.57%.......................................................  Next $2.5 billion
0.545%......................................................  Next $2.5 billion
0.52%.......................................................  Amounts over $10 billion

     After giving effect to both Reorganizations, the reduced advisory fee schedule to be applicable to Buying Fund will be the same as or lower than each Selling Fund's current investment advisory fee schedule. In addition, the total annual operating expenses of the combined fund after giving effect to both Reorganizations and fee reductions are expected to be lower than those of Selling Funds.

     Additionally, in connection with the 2005 contract renewal process, AIM agreed to an additional waiver of 0.02% of the investment advisory fee applicable to V.I. Premier Equity Fund, which expires on June 30, 2006. This additional 0.02% advisory fee waiver will be eliminated on the closing of the V.I. Premier Equity Fund Reorganization.

COMPARISON OF PERFORMANCE

     Bar charts showing the annual total returns for calendar years ended December 31, 2004 for Series I shares of each Selling Fund and Buying Fund can be found below. Also included below are tables showing the average annual total returns for the periods indicated for each Selling Fund and Buying Fund. For more information regarding the total return of each Selling Fund, see the "Financial Highlights" sections of the Selling Fund Prospectuses, which have been made a part of this Proxy Statement/Prospectus by reference. For more information regarding the total return of Buying Fund, see "Information About Buying Fund -- Financial Highlights." Past performance cannot guarantee comparable future results.

  V.I. PREMIER EQUITY FUND (SELLING FUND)

     The following bar chart shows changes in the performance of V.I. Premier Equity Fund's Series I shares from year to year. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart shown does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.
(BAR CHART)

12/31/95                                                                         36.25
12/31/96                                                                         15.02
12/31/97                                                                         23.69
12/31/98                                                                         32.41
12/31/99                                                                         29.90
12/31/00                                                                        -14.65
12/31/01                                                                        -12.56
12/31/02                                                                        -30.26
12/31/03                                                                         25.08
12/31/04                                                                          5.77

     During the periods shown in the bar chart, the highest quarterly return was 27.04% (quarter ended December 31, 1998) and the lowest quarterly return was -18.40% (quarter ended June 30, 2002).

     The following performance table compares V.I. Premier Equity Fund's performance to those of an unmanaged broad-based securities market index and a peer group index. The indices may not reflect payment of fees, expenses or taxes. V.I. Premier Equity Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of V.I. Premier Equity Fund may deviate significantly from the performance of the indices shown below. A fund's performance is not necessarily an indication of its future performance. The performance table shown below does not reflect charges assessed in connection with your variable product if it did, the performance shown would be lower.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                              SERIES I SHARES
(FOR THE PERIODS ENDED DECEMBER 31, 2004)       1-YEAR   5-YEARS   10-YEARS   INCEPTION DATE
-----------------------------------------       ------   -------   --------   ---------------
Series I......................................   5.77%    (7.19)%    8.67%        05/05/93
Series II.....................................   5.49     (7.41)     8.40         05/05/93(1)
S&P 500 Index(2)..............................  10.87     (2.30)    12.07
Lipper Large-Cap Core Fund Index(3)...........   8.29     (2.98)    10.26

---------------

(1) The returns shown for these periods are the blended returns of the historical performance of V.I. Premier Equity Fund's Series II shares since their inception and the restated historical performance of V.I. Premier Equity Fund's Series I shares (for periods prior to inception of the Series II shares) adjusted to reflect the Rule 12b-1 fees applicable to the Series II shares. The inception date shown in the table is that of V.I. Premier Equity Fund's Series I shares. The inception date of V.I. Premier Equity Fund's Series II shares is September 19, 2001.

(2) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stocks and is considered one of the best indicators of U.S. stock market performance. In addition, the Lipper Large-Cap Core Fund Index (which may or may not include Selling Fund) is included for comparison to a peer group.

(3) The Lipper Large-Cap Core Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Large-Cap Core Classification. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Large-Cap Core funds have more latitude in the companies in which they invest. These funds typically have an average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P 500 Index. The S&P SuperComposite 1500 Index is considered representative of the U.S. equity markets.

  V.I. CORE STOCK FUND (SELLING FUND)

     The following bar chart shows changes in the performance of V.I. Core Stock Fund's Series I shares from year to year. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart shown does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.
(BAR CHART)

12/31/95                                                                         29.25
12/31/96                                                                         22.28
12/31/97                                                                         28.17
12/31/98                                                                          15.3
12/31/99                                                                         14.84
12/31/00                                                                          4.87
12/31/01                                                                         -8.97
12/31/02                                                                        -19.11
12/31/03                                                                          22.6
12/31/04                                                                          4.24

     During the periods shown in the bar chart, the highest quarterly return was 14.72% (quarter ended June 30, 2003) and the lowest quarterly return was -17.53% (quarter ended September 30, 2002).

     The following performance table compares V.I. Core Stock Fund's performance to those of an unmanaged broad-based securities market index, a style specific index and a peer group index. The indices may not reflect payment of fees, expenses or taxes. V.I. Core Stock Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of V.I. Core Stock Fund may deviate significantly from the performance of the indices shown below. A fund's performance is not necessarily an indication of its future performance. The performance table shown below does not reflect charges assessed in connection with your variable product if it did, the performance shown would be lower.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                             SERIES I SHARES
(FOR THE PERIODS ENDED DECEMBER 31, 2004)     1-YEAR   5-YEARS   10-YEARS   INCEPTION DATE(1)
-----------------------------------------     ------   -------   --------   -----------------
Series I....................................   4.24%    (0.27)%   10.22%        08/09/94
Series II...................................   3.99     (0.51)     9.95         08/09/94(2)
S&P 500 Index(3)............................  10.87     (2.30)    12.07
Lipper Large-Cap Core Fund Index(4).........   8.29     (2.98)    10.26

---------------

(1) For periods prior to April 30, 2004, performance shown relates to a predecessor fund advised by an affiliate of AIM. Total return figures include reinvested dividends and capital gain distributions and the effect of V.I. Core Stock Fund's expenses.

(2) The returns shown for these periods are the blended returns of the historical performance of V.I. Core Stock Fund's Series II shares since their inception and the restated historical performance of the predecessor V.I. Core Stock Fund's Series I shares (for periods prior to inception of the Series II shares) adjusted to reflect the Rule 12b-1 fees applicable to the Series II shares. The inception date shown in the table is that of V.I. Core Stock Fund's Series I shares. The inception date of V.I. Core Stock Fund's Series II shares is April 30, 2004.

(3) The Lipper Large-Cap Core Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Large-Cap Core Classification. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Large-Cap Core funds have more latitude in the companies in which they invest. These funds typically have an average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P 500 Index. The S&P SuperComposite 1500 Index is considered representative of the U.S. equity markets.

  V.I. CORE EQUITY FUND (BUYING FUND)

     The following bar chart shows changes in the performance of Buying Fund's Series I shares from year to year. All performance shown assumes the reinvestment of dividends and capital gains. The bar chart shown does not reflect charges assessed in connection with your variable product; if it did, the performance shown would be lower.
(BAR CHART)

12/31/95                                                                         33.86
12/31/96                                                                         19.94
12/31/97                                                                         25.72
12/31/98                                                                         27.68
12/31/99                                                                         34.25
12/31/00                                                                        -14.56
12/31/01                                                                        -22.83
12/31/02                                                                        -15.58
12/31/03                                                                         24.42
12/31/04                                                                          8.97

     During the periods shown in the bar chart, the highest quarterly return was 26.48% (quarter ended December 31, 1998) and the lowest quarterly return was -21.54% (quarter ended September 30, 2001).

     The following performance table compares Buying Fund's performance to those of an unmanaged broad-based securities market index, a style specific index and a peer group index. The indices may not reflect payment of fees, expenses or taxes. Buying Fund is not managed to track the performance of any particular index, including the indices shown below, and consequently, the performance of Buying Fund may deviate significantly from the performance of the indices shown below. A fund's performance is not necessarily an indication of its future performance. The performance table shown below does not reflect charges assessed in connection with your variable product if it did, the performance shown would be lower.

                          AVERAGE ANNUAL TOTAL RETURNS

                                                                              SERIES I SHARES
(FOR THE PERIODS ENDED DECEMBER 31, 2004)       1-YEAR   5-YEARS   10-YEARS   INCEPTION DATE
-----------------------------------------       ------   -------   --------   ---------------
Series I......................................   8.97%    (5.47)%   10.07%       05/02/94
Series II.....................................   8.67     (5.71)     9.80        05/02/94(1)
S&P 500 Index(2)..............................  10.87     (2.30)    12.07
Russell 1000 Index(3).........................  11.40     (1.76)    12.16
Lipper Large-Cap Core Fund Index(4)...........   8.29     (2.98)    10.26

---------------

(1) The returns shown for these periods are the blended returns of the historical performance of Buying Fund's Series II shares since their inception and the restated historical performance of Buying Fund's Series I shares (for periods prior to inception of the Series II shares) adjusted to reflect the Rule 12b-1 fees applicable to the Series II shares. The inception date shown in the table is that of Buying Fund's Series I shares. The inception date of Buying Fund's Series II shares is October 24, 2001.

(2) The Standard & Poor's 500 Index measures the performance of the 500 most widely held common stock and is considered one of the best indicators of U.S. stock market performance. Buying Fund has elected to use the Standard & Poor's 500 Index as its broad-based index. Buying Fund has also included the Russell 1000(R) Index, which Buying Fund believes more closely reflects the performance of the types of securities in which Buying Fund invests. In addition, Buying Fund has included the Lipper Large-Cap Core Fund Index (which may or may not include Buying Fund) for comparison to a peer group.

(3) The Russell 1000(R) Index measures the performance of the 1,000 largest companies domiciled in the United States.

(4) The Lipper Large-Cap Core Fund Index is an equally weighted representation of the 30 largest funds in the Lipper Large-Cap Core Classification. These funds, by portfolio practice, invest at least 75% of their equity assets in companies with market capitalizations (on a three-year weighted basis) greater than 300% of the dollar-weighted median market capitalization of the middle 1,000 securities of the S&P SuperComposite 1500 Index. Large-Cap Core funds have more latitude in the companies in which they invest. These funds typically have an average price-to-earnings ratio, price-to-book ratio, and three year sales-per-share growth value, compared to the S&P 500 index.

COMPARISON OF INVESTMENT OBJECTIVES AND PRINCIPAL STRATEGIES

     Buying Fund and V.I. Premier Equity Fund have similar investment objectives. Buying Fund seeks growth of capital, while V.I. Premier Equity Fund seeks long-term growth of capital with a secondary objective of income. Buying Fund and V.I. Core Stock Fund also have similar investment objectives. Buying Fund seeks growth of capital, while V.I. Core Stock Fund seeks high total return through both growth and current income. Each Selling Fund and Buying Fund invest in similar types of securities.

     The chart below provides a summary for comparison purposes of the investment objectives and principal investment strategies of each Selling Fund and Buying Fund. You can find more detailed information about the investment objectives, strategies and other investment policies of each Selling Fund and Buying Fund in the Selling Fund Prospectuses and the Buying Fund Prospectuses, respectively.

 AIM V.I. PREMIER EQUITY FUND      AIM V.I. CORE STOCK FUND           AIM V.I. CORE EQUITY FUND
        (SELLING FUND)                  (SELLING FUND)                      (BUYING FUND)
 ----------------------------      ------------------------       ---------------------------------
                                    INVESTMENT OBJECTIVES
- Long-term growth of capital   - High total return through        - Growth of capital
                                  both growth and current income
- Income

                                    INVESTMENT STRATEGIES
- Invests at least 80% of its   - Invests at least 80% of its      - Invests at least 80% of its
  net assets, plus the amount     net assets in common and           net assets, plus the amount of
  of any borrowings for           preferred stocks.                  any borrowings for
  investment purposes, in                                            investment purposes, in
  equity securities, including                                       equity securities, including
  convertible securities.                                            convertible securities, of
                                                                     established companies that
                                                                     have long-term above-average
                                                                     growth in earnings, and
                                                                     growth companies that the
                                                                     portfolio managers believe
                                                                     have the potential for
                                                                     above-average growth in
                                                                     earnings.
- Diversified among the core,   - No corresponding strategy.       - No corresponding strategy.
  growth and value equity
  investment disciplines to
  construct a single, core
  investment portfolio.

 AIM V.I. PREMIER EQUITY FUND      AIM V.I. CORE STOCK FUND       AIM V.I. CORE EQUITY FUND
        (SELLING FUND)                  (SELLING FUND)                  (BUYING FUND)
 ----------------------------      ------------------------       -------------------------
- A greater percentage of the
  fund's assets will be
  invested using the core
  investment discipline than
  using either the growth or
  value investment
  disciplines.

- The core discipline
  portfolio managers focus on
  equity securities of
  out-of-favor cyclical growth
  companies, established
  growth companies that are
  undervalued compared to
  historical relative
  valuation parameters,
  companies where there is
  early but tangible evidence
  of improving prospects that
  are not yet reflected in the
  price of the company's
  equity securities, and
  companies whose equity
  securities are selling at
  prices that do not reflect
  the current market value of
  their assets and where there
  is reason to expect
  realization of this
  potential in the form of
  increased equity values (the
  "core categories").

- The growth discipline
  portfolio managers focus on
  equity securities of
  companies with the potential
  to consistently generate
  above-average growth in
  sales and earnings,
  established large-cap
  companies with strong
  business franchises, and
  companies experiencing
  significant positive change
  leading to accelerating
  revenue or earnings
  growth -- usually above
  market expectations.

- The value discipline
  portfolio managers focus on
  equity securities of
  companies that are selling
  at a substantial discount to
  calculated intrinsic value.

- May invest in preferred       - No corresponding strategy.    - No corresponding strategy.
  stocks and debt instruments
  that have prospects for
  growth of capital.

 AIM V.I. PREMIER EQUITY FUND      AIM V.I. CORE STOCK FUND         AIM V.I. CORE EQUITY FUND
        (SELLING FUND)                  (SELLING FUND)                    (BUYING FUND)
 ----------------------------      ------------------------       ------------------------------
- May also invest up to 25% of  - May also invest up to 25% of    - May also invest up to 25% of
  its total assets in foreign     its total assets in foreign       its total assets in foreign
  securities.                     securities.                       securities.

- No corresponding strategy.    - Invests at least 50% of         - No corresponding strategy.
                                  stocks which the fund holds
                                  will be dividend-paying
                                  common and preferred stocks.

- No corresponding strategy.    - Stocks selected for the fund    - No corresponding strategy.
                                  generally are expected to
                                  produce income and
                                  consistent stable returns.
                                  Although the fund focuses on
                                  the stocks of larger
                                  companies with a history of
                                  paying dividends, it also
                                  may invest in companies that
                                  have not paid regular
                                  dividends.

- No corresponding strategy.    - Invests in                      - No corresponding strategy.
                                  large-capitalization stocks
                                  that possess one of three
                                  attributes that are
                                  attractive relative to the
                                  Standard's & Poor's 500
                                  Composite Stock Price Index:
                                  (i) a low price-to-earnings
                                  ratio, (ii) a high dividend
                                  yield, or (iii) consistent
                                  growth.

COMPARISON OF MULTIPLE CLASS STRUCTURES

     A comparison of the share classes of each Selling Fund that are currently available to investors and the corresponding share class of Buying Fund that shareholders of each Selling Fund will receive in the Reorganizations can be found at Exhibit A. For information regarding the features of each of the share classes of each Selling Fund and Buying Fund, see the Selling Fund Prospectuses and the Buying Fund Prospectuses, respectively.

COMPARISON OF SALES CHARGES

     No sales charges are applicable to shares of Buying Fund received by holders of each Selling Fund's shares in connection with the Reorganizations. In addition, no sales charges are applicable to Series I or Series II shares of the Selling Funds or Buying Fund. There may be, however, sales and additional other expenses associated with your variable annuity or variable life contract through which you invest in each Selling Fund and Buying Fund.

COMPARISON OF DISTRIBUTION AND PURCHASE AND REDEMPTION PROCEDURES

     Shares of each Selling Fund and Buying Fund are distributed by A I M Distributors, Inc. ("AIM Distributors"), a registered broker-dealer and wholly owned subsidiary of AIM.

     Each of the Selling Funds and Buying Fund have adopted a distribution plan that allows the payment of distribution and service fees for the sale and distribution of their Series II shares. Each Selling Fund and Buying Fund have engaged AIM Distributors to provide such services either directly or through third parties. The fee tables beginning on page 2 include comparative information about the distribution and service fees payable by the Series II shares of each Selling Fund and Buying Fund. The Series II shares of Buying Fund have the same distribution and service fees as the Series II shares of each Selling Fund.

     The purchase and redemption procedures of each Selling Fund and Buying Fund are identical. For information regarding the purchase and redemption procedures of each Selling Fund and Buying Fund, see the Selling Fund Prospectuses and the Buying Fund Prospectuses, respectively.

THE BOARD'S RECOMMENDATION

     The Board, including the independent trustees of each Selling Fund, unanimously recommends that you vote "FOR" this Proposal.

                                  RISK FACTORS

RISKS ASSOCIATED WITH BUYING FUND

     The following is a discussion of the principal risks associated with Buying Fund.

     There is a risk that you could lose all or a portion of your investment in Buying Fund. The value of your investment in Buying Fund will go up and down with the prices of the securities in which Buying Fund invests. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

     Foreign securities have additional risks, including exchange rate changes, political and economic upheaval, the relative lack of information about these companies, relatively low market liquidity and the potential lack of strict financial and accounting controls and standards.

     To the extent Buying Fund holds cash or cash equivalents rather than equity securities for risk management purposes, Buying Fund may not achieve its investment objective.

     An investment in Buying Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMPARISON OF RISKS OF BUYING FUND AND EACH SELLING FUND

  V.I. PREMIER EQUITY FUND

     V.I. Premier Equity Fund diversifies its investment portfolio among the core, growth and value equity investment disciplines managed by separate management teams to construct a single, core investment portfolio. As a result, V.I. Premier Equity Fund's investments in different, independently-managed investment disciplines create allocation risk, which is the risk that the allocation of investments among core, growth and value companies may have a more significant effect on V.I. Premier Equity Fund's net asset value when one of these disciplines is performing more poorly than the others. The active rebalancing of V.I. Premier Equity Fund among these investment disciplines may result in increased transaction costs. The independent management of the three disciplines may also result in adverse tax consequences if the portfolio managers responsible for V.I. Premier Equity Fund's three investment disciplines effect transactions in the same security on or about the same time.

     In addition, income is a secondary objective of V.I. Premier Equity Fund. There is a risk that the income you may receive from V.I. Premier Equity Fund may vary.

     After the V.I. Premier Equity Reorganization, you will no longer encounter these risks because Buying Fund does not allocate its investment portfolio among separate management teams. Also, income is not a secondary objective of Buying Fund.

  V.I. CORE STOCK FUND

     The risks associated with an investment in V.I. Core Stock Fund are similar to those described above for Buying Fund because of the similarities in their investment objectives and strategies. Set forth below is a discussion of certain risks that differ between Buying Fund and V.I. Core Stock Fund. You can find more detailed descriptions of specific risks associated with V.I. Core Stock Fund in the V.I. Core Stock Fund Prospectuses.

     V.I. Core Stock Fund may focus its investments in one or more sectors, resulting in the risk that a certain sector may underperform other sectors or the market as a whole. If the portfolio manager allocates more of V.I. Core Stock Fund's portfolio holdings to a particular economic sector, as compared to Buying Fund, V.I. Core Stock Fund's overall performance will be more susceptible to the economic, business, or other developments which generally affect that sector.

                         INFORMATION ABOUT BUYING FUND

DESCRIPTION OF BUYING FUND SHARES

     Shares of Buying Fund are redeemable at their net asset value at the option of the shareholder or at the option of Trust in certain circumstances. Each share of Buying Fund represents an equal proportionate interest in Buying Fund with each other share and is entitled to such dividends and distributions out of the income belonging to Buying Fund as are declared by the Board of Trustees of Buying Fund. Each share of Buying Fund generally has the same voting, dividend, liquidation and other rights; however, each class of shares of Buying Fund is subject to different class-specific expenses. There are no conversion rights.

MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE

     A discussion of the performance of Buying Fund taken from its semi-annual report to shareholders for the semi-annual period ended June 30, 2005 is set forth in Appendix IV of this Proxy Statement/Prospectus.

FINANCIAL HIGHLIGHTS

     For more information about Buying Fund's financial performance, see the Financial Highlights of Buying Fund attached to this Proxy Statement/Prospectus as Appendix V, which are more current than and should be read in lieu of the "Financial Highlights" sections of the Buying Fund Prospectuses that are attached to this Proxy Statement/Prospectus as Appendix III.

                     ADDITIONAL INFORMATION ABOUT THE PLANS

TERMS OF THE REORGANIZATIONS

     The terms and conditions under which the Reorganizations may be consummated are set forth in the respective Plans. Significant provisions of the Plans are summarized below; however, this summary is qualified in its entirety by reference to the Plans, copies of which are attached as Appendix I and II to this Proxy Statement/Prospectus.

THE REORGANIZATIONS

     Consummation of the Reorganizations (the "Closing") is expected to occur on May 1, 2006, at 8:00 a.m., Eastern Time (the "Effective Time") on the basis of values calculated as of the close of regular trading on the New York Stock Exchange on April 28, 2006 (the "Valuation Date"). The last day that purchases or redemptions may be made on either Selling Fund is April 27, 2006. Any purchase or redemption orders received by either Selling Fund from insurance companies on May 1, 2006, with a requested trade date of April 28, 2006, will be processed as of April 28, 2006 for the Buying Fund. At the Effective Time, all of the assets of each Selling Fund will be delivered to Trust's custodian for the account of Buying Fund in exchange for the assumption by Buying Fund of the liabilities of each Selling Fund and delivery by Trust directly to the holders of record as of the Effective Time of the issued and outstanding shares of each class of each Selling Fund of a number of shares of each corresponding class of Buying Fund (including, if applicable, fractional shares rounded to the nearest thousandth), having an aggregate net asset value equal to the value of the net assets of a Selling Fund so transferred, assigned and delivered, all determined and adjusted as provided in the applicable Plan. Upon delivery of such assets, Buying Fund will receive good and marketable title to such assets free and clear of all liens.

     In order to ensure continued qualification of each Selling Fund for treatment as a "regulated investment company" for tax purposes and to eliminate any tax liability of each Selling Fund arising by reason of undistributed investment company taxable income or net capital gain, Trust will declare on or prior to the Valuation Date to the shareholders of each Selling Fund a dividend or dividends that, together with all previous such dividends, shall have the effect of distributing (a) all of each Selling Fund's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended December 31, 2005 and for the short taxable year beginning on January 1, 2006 and ending on the Closing and (b) all of each Selling Fund's net capital gain recognized in its taxable year ended December 31, 2005 and in such short taxable year (after reduction for any capital loss carryover).

     Buying Fund will proceed with each of the Reorganizations if the shareholders of the respective Selling Fund approve the applicable Plan.

     Following receipt of the requisite shareholder vote and as soon as reasonably practicable after the Closing, Trust will redeem the outstanding shares of each Selling Fund from shareholders in accordance with the applicable Agreement and Declaration of Trust, Bylaws and the Delaware Statutory Trust Act.

BOARD CONSIDERATIONS

  V.I. PREMIER EQUITY FUND REORGANIZATION

     AIM initially proposed that the Board consider the V.I. Premier Equity Fund Reorganization at an in-person meeting of the Board held on October 27, 2005, at which preliminary discussions of the V.I. Premier Equity Fund Reorganization took place. After careful consideration and after weighing the pros and cons of the V.I. Premier Equity Fund Reorganization, the Board of V.I. Premier Equity Fund determined that the V.I. Premier Equity Fund Reorganization is advisable and in the best interests of V.I. Premier Equity Fund and will not dilute the interests of V.I. Premier Equity Fund's shareholders, and approved the V.I. Premier Equity Fund Plan and the V.I. Premier Equity Fund Reorganization, at a meeting of the Board held on November 14, 2005.

     Over the course of the Board meetings, the Board received from AIM written materials that contained information concerning V.I. Premier Equity Fund and Buying Fund, including comparative total return and fee and expense information, a comparison of investment objectives and strategies of V.I. Premier Equity Fund and Buying Fund and pro forma expense ratios for Buying Fund giving effect to the V.I. Premier Equity Fund Reorganization. AIM also provided the Board with written materials concerning the structure of the proposed V.I. Premier Equity Fund Reorganization and the Federal tax consequences of the V.I. Premier Equity Fund Reorganization.

     Following the initial Board meeting, the Board requested additional information from AIM with respect to: the availability of suitable reorganization candidates, current litigation, contingent assets and liabilities, and the calculation of pro forma expense ratios. AIM provided such additional information to the Board prior to and at the November 14, 2005 meeting. In addition, the Board requested a follow-up report after the consummation of the V.I. Premier Equity Fund Reorganization that shows the actual costs and expenses of the V.I. Premier Equity Fund Reorganization.

     In evaluating the V.I. Premier Equity Fund Reorganization, the Board considered a number of factors, including:

     - The investment objective and principal investment strategies of V.I. Premier Equity Fund and Buying Fund.

     - The comparative expenses of V.I. Premier Equity Fund and Buying Fund and the pro forma expenses of Buying Fund after giving effect to the V.I. Premier Equity Fund Reorganization.

     - The comparative performance of V.I. Premier Equity Fund and Buying Fund.

     - The comparative sizes of V.I. Premier Equity Fund and Buying Fund.

     - Any fees and expenses that will be borne directly or indirectly by V.I. Premier Equity Fund or Buying Fund in connection with the V.I. Premier Equity Fund Reorganization.

     - The projected financial impact to AIM and its affiliates of the V.I. Premier Equity Fund Reorganization.

     AIM proposed the V.I. Premier Equity Fund Reorganization as part of an effort to consolidate AIM's large cap core fund offerings within the variable insurance marketplace. In considering the V.I. Premier

Equity Fund Reorganization, the Board noted that the funds have similar investment objectives, are managed using similar investment strategies and invest in similar types of securities. In addition, Buying Fund's long-term performance track record relative to its Lipper peer group is generally better than V.I. Premier Equity Fund's.

     The Board noted that approximately 50% of V.I. Premier Equity Fund and all of Buying Fund have been managed using the same discipline by the same lead portfolio manager and portfolio management team since 2002. The Board noted that the funds have similar investment objectives and similar investment strategies, resulting in significant portfolio overlap between the two funds. As of July 31, 2005, approximately 60% of V.I. Premier Equity Fund's total net assets were invested in securities Buying Fund also owns. The Board noted that Buying Fund is a large-cap core fund, while V.I. Premier Equity Fund also includes value and growth disciplines. Thus, shareholders of V.I. Premier Equity Fund may lose exposure to those value and growth disciplines in Buying Fund's investment process.

     The Board determined that it was appropriate for Buying Fund to be the surviving fund in the V.I. Premier Equity Reorganization primarily because the investment team responsible for both funds has managed Buying Fund longer than V.I. Premier Equity Fund and the portfolio composition of the combined fund is expected to be most like that of Buying Fund. Consequently, the Board determined that Buying Fund's investment process more accurately reflects the investment process that the combined fund will utilize after the V.I. Premier Equity Fund Reorganization. In addition, the Board considered the relative sizes of the two funds and concluded that Buying Fund should be the surviving fund in the V.I. Premier Equity Fund Reorganization, even though V.I. Premier Equity Fund has a larger asset base. As of July 31, 2005, Buying Fund had net assets of approximately $1.3 billion, compared to net assets for V.I. Premier Equity Fund of approximately $1.5 billion.

     The Board considered the performance of Buying Fund in relation to the performance of V.I. Premier Equity Fund, noting that although V.I. Premier Equity Fund has recently provided better returns, Buying Fund has provided better long-term returns to its shareholders. As of July 31, 2005, the relative performance of Series I shares of V.I. Premier Equity Fund and Buying Fund (without variable product charges) was as follows:

                          AVERAGE ANNUAL TOTAL RETURNS

                                        ONE      FIVE      TEN      SINCE     INCEPTION
                                        YEAR     YEARS    YEARS   INCEPTION     DATE
                                       ------   -------   -----   ---------   ---------
V.I. Premier Equity Fund.............  12.49%   (6.00)%   5.93%     8.83%     05/05/93
Buying Fund..........................  10.82%   (5.25)%   7.86%     9.15%     05/02/94

     The performance information in "Comparison of Performance" supports the Board's determination that Buying Fund's long-term performance generally has been better than that of V.I. Premier Equity Fund. See "Comparison of Performance."

     In addition, the Board noted that Buying Fund's performance relative to its Lipper peer group was better than V.I. Premier Equity Fund for the 3- and 5-year periods and that such performance more accurately reflects the investment process that the combined fund will apply.

     The Board also considered the operating expenses the funds incur. The total annual operating expenses of Buying Fund prior to giving pro forma effect to the V.I. Premier Equity Fund Reorganization, as a percentage of average daily net assets, are higher than the total annual operating expenses of V.I. Premier Equity Fund.

     AIM previously agreed to waivers of portions of its management fees for both funds, as described above in "SUMMARY -- Comparison of Fees and Expenses," and an additional 0.02% fee waiver applicable to V.I. Premier Equity Fund. AIM reported to the Board that, based upon historical data at a specified date and related projected data, on a pro forma basis, the total annual operating expense ratios of Buying Fund, after giving effect to current fee waivers, are expected to be approximately 0.01% higher than those of V.I. Premier Equity Fund for Series I and Series II shares. In the absence of such fee waivers, on a pro forma basis, the total annual operating expense ratios of Buying Fund Series I and Series II shares are expected to be lower than those of V.I. Premier Equity Fund after the V.I. Premier Equity Fund Reorganization.

     The total expenses to be incurred in connection with the V.I. Premier Equity Fund Reorganization are expected to be approximately $656,000. V.I. Premier Equity Fund's expenses incurred in connection with the V.I. Premier Equity Fund Reorganization are expected to be approximately $626,000. The Board noted AIM's proposal that AIM bear 100% of V.I. Premier Equity Fund's costs in connection with the V.I. Premier Equity Fund Reorganization. Buying Fund's expenses to be incurred in connection with the V.I. Premier Equity Fund Reorganization are expected to be approximately $30,000. Buying Fund will bear its costs and expenses incurred in connection with the V.I. Premier Equity Fund Reorganization.

     To determine which party would bear the expenses to be incurred in connection with the V.I. Premier Equity Fund Reorganization, AIM estimated the amount of mailing, printing, solicitation, and legal and accounting fees to be incurred by both Buying Fund and V.I. Premier Equity Fund. AIM then performed a qualitative analysis that took into account, among other things, the expected benefits to be enjoyed by V.I. Premier Equity Fund's shareholders through reduced expenses on a pro forma basis, the amount of time estimated for V.I. Premier Equity Fund's shareholders to recoup expenses incurred in the V.I. Premier Equity Fund Reorganization in light of such expected benefits, the effect incurring such expenses would have on the net asset value of V.I. Premier Equity Fund, whether there was a financial impact to AIM's profit and loss (positive or negative) and the relative performance of V.I. Premier Equity Fund and Buying Fund.

     Finally, the Board considered that the AIM non-variable insurance or "retail" fund (AIM Premier Equity Fund) after which V.I. Premier Equity Fund is patterned is proposed to be reorganized into the AIM non-variable insurance or "retail" fund (AIM Charter Fund) after which Buying Fund is patterned. On February 28, 2006, a special meeting of shareholders will be held to seek shareholder approval of the reorganization of AIM Premier Equity Fund into AIM Charter Fund. The factors supporting that proposed reorganization are generally similar to the factors described above.

  V.I. CORE STOCK FUND REORGANIZATION

     AIM initially proposed that the Board consider the V.I. Core Stock Fund Reorganization at in-person meetings of the Board held in May and June of 2005. Due to certain Federal income tax issues associated with the combination as initially proposed, AIM's request for Board approval of the V.I. Core Stock Fund Reorganization was postponed. On December 7, 2005, AIM again proposed that the Board consider the V.I. Core Stock Fund Reorganization. After careful consideration and after weighing the pros and cons of the V.I. Core Stock Fund Reorganization, the Board of V.I. Core Stock Fund determined that the V.I. Core Stock Fund Reorganization is advisable and in the best interests of V.I. Core Stock Fund and will not dilute the interests of V.I. Core Stock Fund's shareholders, and approved the V.I. Core Stock Fund Plan and the V.I. Core Stock Fund Reorganization, at a meeting of the Board held on December 7, 2005.

     Over the course of the Board meetings, the Board received from AIM written materials that contained information concerning V.I. Core Stock Fund and Buying Fund, including comparative total return and fee and expense information, a comparison of investment objectives and strategies of V.I. Core Stock Fund and Buying Fund and pro forma expense ratios for Buying Fund giving effect to the V.I. Core Stock Fund Reorganization. AIM also provided the Board with written materials concerning the structure of the proposed V.I. Core Stock Fund Reorganization and the Federal tax consequences of the V.I. Core Stock Fund Reorganization.

     In addition, AIM provided the Board with information with respect to: the availability of suitable reorganization candidates, current litigation, contingent assets and liabilities, and the calculation of pro forma expense ratios.

     In evaluating the V.I. Core Stock Fund Reorganization, the Board considered a number of factors, including:

     - The investment objectives and principal investment strategies of V.I. Core Stock Fund and Buying Fund.

     - The comparative expenses of V.I. Core Stock Fund and Buying Fund and the pro forma expenses of Buying Fund after giving effect to the V.I. Core Stock Fund Reorganization.

     - The comparative performance of V.I. Core Stock Fund and Buying Fund.

     - The comparative sizes of V.I. Core Stock Fund and Buying Fund.

     - Any fees and expenses that will be borne directly or indirectly by V.I. Core Stock Fund or Buying Fund in connection with the V.I. Core Stock Fund Reorganization.

     - The projected financial impact to AIM and its affiliates of the V.I. Core Stock Fund Reorganization.

     AIM proposed the V.I. Core Stock Fund Reorganization as part of an effort to consolidate AIM's large cap core fund offerings within the variable insurance marketplace. In considering the V.I. Core Stock Fund Reorganization, the Board noted that the funds have similar investment objectives, are managed using similar investment strategies and invest in similar securities. In addition, Buying Fund's performance track record relative to its Lipper peer group for the one and three year periods is generally better than V.I. Core Stock Fund's and the expenses of the combined fund are expected to be lower than those of V.I. Core Stock Fund.

     The Board noted that V.I. Core Stock Fund and Buying Fund are managed by the same portfolio manager and supported by the same portfolio management team. The funds have similar investment strategies, resulting in significant portfolio overlap between the two funds. As of July 31, 2005, approximately 98% of V.I. Core Stock Fund's total net assets were invested in securities Buying Fund also owns.

     The Board determined that it was appropriate for Buying Fund to be the surviving fund in the V.I. Core Stock Fund Reorganization primarily because the investment team responsible for both funds has managed Buying Fund longer than V.I. Core Stock Fund and the portfolio composition of the combined fund is expected to be most like that of Buying Fund. Consequently, the Board determined that Buying Fund's investment process more accurately reflects the investment process that the combined fund will utilize after the V.I. Core Stock Fund Reorganization. In addition, the Board considered the relative sizes of the two funds and the significantly larger asset base of Buying Fund. As of July 31, 2005, Buying Fund had net assets of approximately $1.3 billion, compared to net assets for V.I. Core Stock Fund of approximately $89 million.

     The Board considered the performance of Buying Fund in relation to the performance of V.I. Core Stock Fund and noted that V.I. Core Stock Fund and Buying Fund have similar performance records. Buying Fund has provided slightly better short-term returns to its shareholders than V.I. Core Stock Fund, although the long-term and since inception performance of V.I. Core Stock Fund is slightly better than that of Buying Fund. As of July 31, 2005, the relative performance of Series I shares of V.I. Core Stock Fund and Buying Fund (without variable product charges) was as follows:

                          AVERAGE ANNUAL TOTAL RETURNS

                                    ONE    THREE    FIVE      TEN      SINCE     INCEPTION
                                   YEAR    YEARS   YEARS     YEARS   INCEPTION     DATE
                                   -----   -----   ------    -----   ---------   ---------
V.I. Core Stock Fund.............   9.00%   7.51%   (0.63)%  8.71%     9.45%     08/09/94
Buying Fund......................  10.82%  11.22%   (5.25)%  7.86%     9.15%     05/02/94

     The Board also noted that Buying Fund's performance relative to its Lipper peer group was better than your Fund for the 1-year, 3-year, and year-to-date periods, and that such performance more accurately reflects the investment process that the combined fund will apply. See "Comparison of Performance."

     The Board also considered the operating expenses the funds incur. As a percentage of the average daily net assets, after giving effect to contractual fee waivers and expense limitations, the total annual operating expenses of Buying Fund both before and after giving pro forma effect to the V.I. Core Stock Fund Reorganization are expected to be lower than the total annual operating expenses of V.I. Core Stock Fund.

     AIM reported to the Board that, based upon historical data at a specified date and related projected data, on a pro forma basis, the total annual operating expense ratios of Buying Fund, at combined asset levels, are expected to be approximately 0.01% lower than those of V.I. Core Stock Fund for Series I and Series II shares. In the absence of fee waivers and expense limitations, on a pro forma basis, the total annual operating expense ratios of Buying Fund, as a percentage of net assets, are expected to be approximately 0.29% lower than those of V.I. Core Stock Fund for Series I and Series II shares.

     While AIM previously agreed to identical waivers of portions of its management fees on V.I. Core Stock Fund and Buying Fund, the Board noted that Buying Fund's fee waiver schedule is committed through June 30, 2006, while V.I. Core Stock Fund's fee waiver schedule, pursuant to a settlement agreement with the NYAG, is committed through December 31, 2009. The Board noted that upon the closing of the V.I. Core Stock Fund Reorganization, AIM has agreed to extend the commitment period on Buying Fund's contractual fee waivers through December 31, 2009.

     The total expenses to be incurred in connection with the V.I. Core Stock Fund Reorganization are expected to be approximately $160,000. V.I. Core Stock Fund's expenses incurred in connection with the V.I. Core Stock Fund Reorganization are expected to be approximately $130,000. The Board noted AIM's proposal that AIM bear 100% of V.I. Core Stock Fund's costs in connection with the V.I. Core Stock Fund Reorganization. Buying Fund's expenses to be incurred in connection with the V.I. Core Stock Fund Reorganization are expected to be approximately $30,000. Buying Fund will bear its costs and expenses incurred in connection with the V.I. Core Stock Fund Reorganization.

     To determine which party would bear the expenses to be incurred in connection with the V.I. Core Stock Fund Reorganization, AIM estimated the amount of mailing, printing, solicitation, and legal and accounting fees to be incurred by both Buying Fund and V.I. Core Stock Fund. AIM then performed a qualitative analysis that took into account, among other things, the expected benefits to be enjoyed by V.I. Core Stock Fund's shareholders through reduced expenses on a pro forma basis, the amount of time estimated for V.I. Core Stock Fund's shareholders to recoup expenses incurred in the V.I. Core Stock Fund Reorganization in light of such expected benefits, the effect incurring such expenses would have on the net asset value V.I. Core Stock Fund, whether there was a financial impact to AIM's profit and loss (positive or negative) and the relative performance of V.I. Core Stock Fund and Buying Fund.

     Finally, the Board considered that the AIM non-variable insurance or "retail" fund (AIM Core Stock Fund) after which the V.I. Core Stock Fund is patterned was reorganized into AIM Diversified Dividend Fund on July 18, 2005. The factors supporting that reorganization were generally similar to the factors described above.

OTHER TERMS

     If any amendment is made to the Plans following the mailing of this Proxy Statement/Prospectus and prior to the Closing which would have a material adverse effect on shareholders, such change will be submitted to the affected shareholders for their approval. However, if an amendment is made which would not have a material adverse effect on shareholders, the Plans may be amended without shareholder approval by mutual agreement of the parties.

     The obligations of Trust pursuant to the Plans are subject to various conditions, including the following conditions:

     - the assets of each Selling Fund to be acquired by Buying Fund shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by such Selling Fund immediately prior to the Reorganization;

     - Trust's Registration Statement on Form N-14 under the Securities Act of 1933 (the "1933 Act") shall have been filed with the SEC and such Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the SEC (and not withdrawn or terminated);

     - the shareholders of V.I. Core Stock Fund shall have approved the V.I. Core Stock Fund Plan;

     - the shareholders of V.I. Premier Equity Fund shall have approved the V.I. Premier Equity Fund Plan; and

     - Trust shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP that the consummation of the transactions contemplated by the Plans will not result in the recognition of gain or loss for Federal income tax purposes for each Selling Fund, Buying Fund or their shareholders.

     The Board may waive without shareholder approval any default or any failure to satisfy any of the above conditions as long as such a waiver will not have a material adverse effect on the benefits intended under the Plans for the shareholders of each Selling Fund. The Plans may be terminated and the Reorganizations may be abandoned at any time if the shareholders of each Selling Fund do not approve their respective Plan or if the Closing does not occur on or before September 30, 2006.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of each Reorganization and is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing U.S. Treasury regulations thereunder, current administrative rulings of the Internal Revenue Service ("IRS") and published judicial decisions, all of which are subject to change. The principal Federal income tax consequences that are expected to result from each Reorganization, under currently applicable law, are as follows:

     - each Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code;

     - no gain or loss will be recognized by a Selling Fund upon the transfer of its assets to Buying Fund solely in exchange for shares of Buying Fund and Buying Fund's assumption of the liabilities of such Selling Fund or on the distribution of those shares to such Selling Fund's shareholders;

     - no gain or loss will be recognized by Buying Fund on its receipt of assets of a Selling Fund in exchange for shares of Buying Fund issued directly to such Selling Fund's shareholders;

     - no gain or loss will be recognized by any shareholder of each Selling Fund upon the exchange of shares of such Selling Fund for shares of Buying Fund;

     - the tax basis of the shares of Buying Fund to be received by a shareholder of each Selling Fund will be the same as the shareholder's tax basis of the shares of such Selling Fund surrendered in exchange therefor;

     - the holding period of the shares of Buying Fund to be received by a shareholder of each Selling Fund will include the period for which such shareholder held the shares of such Selling Fund exchanged therefor, provided that such shares of each Selling Fund are capital assets in the hands of such shareholder as of the Closing; and

     - Buying Fund will thereafter succeed to and take into account any capital loss carryover and certain other tax attributes of each Selling Fund, subject to all relevant conditions and limitations on the use of such tax benefits.

     Trust has not requested and will not request an advance ruling from the IRS as to the Federal tax consequences of the Reorganizations. As a condition to Closing, Ballard Spahr Andrews & Ingersoll, LLP will render a favorable opinion to Trust as to the foregoing Federal income tax consequences of the Reorganizations, which opinion will be conditioned upon, among other things, the accuracy, as of the Effective Time, of certain representations of Trust upon which Ballard Spahr Andrews & Ingersoll, LLP will rely in rendering its opinion. The conclusions reached in that opinion could be jeopardized if the representations of Trust are incorrect in any material respect. A copy of the opinion will be filed with the Securities and Exchange Commission, and will be available for public inspection. See "Information Filed with the Securities and Exchange Commission."

     THE FOREGOING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATIONS IS MADE WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF ANY SHAREHOLDER OF EACH SELLING FUND. EACH SELLING FUND'S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THEIR REORGANIZATION, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Reorganizations will each be accounted for on a tax-free combined basis. Accordingly, the book cost basis to Buying Fund of the assets of each Selling Fund will be the same as the book cost basis of such assets to such Selling Fund.

                             RIGHTS OF SHAREHOLDERS

     Each Selling Fund is a separate series of shares of beneficial interest of Trust. Since both Selling Funds are part of the same legal entity, there are no material differences in the rights of shareholders.

                                 CAPITALIZATION

     The following table sets forth, as of October 31, 2005, (i) the capitalization of each class of shares of V.I. Premier Equity Fund; (ii) the capitalization of each class of shares of Buying Fund and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transaction contemplated by the V.I. Premier Equity Fund Plan.

                          V.I. PREMIER                                          PRO FORMA
                           EQUITY FUND       BUYING FUND      PRO FORMA        BUYING FUND
                         SERIES I SHARES   SERIES I SHARES   ADJUSTMENTS     SERIES I SHARES
                         ---------------   ---------------   -----------     ---------------
Net Assets.............  $1,487,352,222    $1,237,794,235    $        --     $2,725,146,457
Shares Outstanding.....      69,068,590        54,458,750     (3,646,384)(1)    119,880,956
Net Asset Value Per
  Share................  $        21.53    $        22.73                    $        22.73

                                 V.I. PREMIER                                           PRO FORMA
                                 EQUITY FUND        BUYING FUND       PRO FORMA        BUYING FUND
                               SERIES II SHARES   SERIES II SHARES   ADJUSTMENTS     SERIES II SHARES
                               ----------------   ----------------   -----------     ----------------
Net Assets...................    $26,208,312         $3,716,788       $     --         $29,925,100
Shares Outstanding...........      1,226,675            164,715        (64,705)(1)       1,326,685
Net Asset Value Per Share....    $     21.37         $    22.56                        $     22.56

---------------

(1) Shares Outstanding have been adjusted for the accumulated change in the number of shares of V.I. Premier Equity Fund's shareholder accounts based on relative value of V.I. Premier Equity Fund's and Buying Fund's Net Asset Value Per Share assuming the V.I. Premier Equity Fund Reorganization would have taken place on October 31, 2005.

     The following table sets forth, as of October 31, 2005, (i) the capitalization of each class of shares of V.I. Core Stock Fund; (ii) the capitalization of each class of shares of Buying Fund and (iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transaction contemplated by the V.I. Core Stock Fund Plan.

                             V.I. CORE                                            PRO FORMA
                            STOCK FUND        BUYING FUND      PRO FORMA         BUYING FUND
                          SERIES I SHARES   SERIES I SHARES   ADJUSTMENTS      SERIES I SHARES
                          ---------------   ---------------   -----------      ---------------
Net Assets..............    $82,080,850     $1,237,794,235    $        --      $1,319,875,085
Shares Outstanding......      4,497,656         54,458,750       (886,472)(1)      58,069,934
Net Asset Value Per
  Share.................    $     18.25     $        22.73                     $        22.73

                                    V.I. CORE                                           PRO FORMA
                                    STOCK FUND        BUYING FUND       PRO FORMA      BUYING FUND
                                 SERIES II SHARES   SERIES II SHARES   ADJUSTMENTS   SERIES II SHARES
                                 ----------------   ----------------   -----------   ----------------
Net Assets.....................      $10,580           $3,716,788         $  --         $3,727,368
Shares Outstanding.............          582              164,715          (113)(1)        165,184
Net Asset Value Per Share......      $ 18.18           $    22.56                       $    22.56

---------------

(1) Shares Outstanding have been adjusted for the accumulated change in the number of shares of V.I. Core Stock Fund's shareholder accounts based on relative value of V.I. Core Stock Fund's and Buying Fund's Net Asset Value Per Share assuming the V.I. Core Stock Fund Reorganization would have taken place on October 31, 2005.

     The following table sets forth, as of October 31, 2005, (i) the capitalization of each class of shares of V.I. Premier Equity Fund and V.I. Core Stock Fund; (ii) the capitalization of each class of shares of Buying Fund and
(iii) the pro forma capitalization of each class of shares of Buying Fund as adjusted to give effect to the transactions contemplated by the Plans.

                        V.I. PREMIER        V.I. CORE                                          PRO FORMA
                         EQUITY FUND       STOCK FUND        BUYING FUND      PRO FORMA       BUYING FUND
                       SERIES I SHARES   SERIES I SHARES   SERIES I SHARES   ADJUSTMENTS    SERIES I SHARES
                       ---------------   ---------------   ---------------   -----------    ---------------
Net Assets...........  $1,487,352,222      $82,080,850     $1,237,794,235    $        --    $2,807,227,307
Shares Outstanding...      69,068,590        4,497,656         54,458,750     (4,532,856)(1)   123,492,140
Net Asset Value Per
  Share..............  $        21.53      $     18.25     $        22.73                   $        22.73

                            V.I. PREMIER        V.I. CORE                                            PRO FORMA
                            EQUITY FUND         STOCK FUND        BUYING FUND       PRO FORMA       BUYING FUND
                          SERIES II SHARES   SERIES II SHARES   SERIES II SHARES   ADJUSTMENTS    SERIES II SHARES
                          ----------------   ----------------   ----------------   -----------    ----------------
Net Assets..............    $26,208,312          $10,580           $3,716,788       $     --        $29,935,680
Shares Outstanding......      1,226,675              582              164,715        (64,818)(1)      1,327,154
Net Asset Value Per
  Share.................    $     21.37          $ 18.18           $    22.56                       $     22.56

---------------

(1) Shares Outstanding have been adjusted for the accumulated change in the number of shares of each of Selling Fund's shareholder accounts based on relative value of each of Selling Fund's and Buying Fund's Net Asset Value Per Share assuming the Reorganizations would have taken place on October 31, 2005.

                                 LEGAL MATTERS

     Certain legal matters concerning the tax consequences of the Reorganizations will be passed upon by Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, PA 19103-7599.

                          ADDITIONAL INFORMATION ABOUT
                         BUYING FUND AND SELLING FUNDS

     For more information with respect to Buying Fund concerning the following topics, please refer to the following sections of the Buying Fund Prospectuses, which have been made a part of this Proxy Statement/ Prospectus by reference and which is attached to this Proxy Statement/Prospectus as Appendix III: (i) see "Performance Information" for more information about the performance of Buying Fund; (ii) see "Fund Management" for more information about the management of Buying Fund; (iii) see "Other Information" for more information about Buying Fund's policy with respect to dividends and distributions; and (iv) see "Other Information" for more information about the pricing, purchase, redemption and repurchase of shares of Buying Fund, tax consequences to shareholders of various transactions in shares of Buying Fund, distribution arrangements and the multiple class structure of Buying Fund.

     For more information with respect to Selling Funds concerning the following topics, please refer to the following sections of the Selling Fund Prospectuses, which have been made a part of this Proxy Statement/ Prospectus by reference:
(i) see "Performance Information" for more information about the performance of Selling Funds; (ii) see "Fund Management" and "Portfolio Managers" for more information about the management of Selling Funds; (iii) see "Pricing of Shares" for more information about the pricing of shares of each Selling Fund; (iv) see "Taxes" for more information about tax consequences to shareholders of various transactions in shares of each Selling Fund; and (v) see "Dividends" and "Capital Gains Distributions" for more information about each Selling Fund's policy with respect to dividends and distributions.

                     INFORMATION FILED WITH THE SECURITIES
                            AND EXCHANGE COMMISSION

     This Proxy Statement/Prospectus and the related Statement of Additional Information do not contain all the information set forth in the registration statements and the exhibits relating thereto and annual and semiannual reports which Trust has filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act, to which reference is hereby made. The SEC file number of Trust's registration statement containing the V.I. Premier Equity Fund Prospectuses and related Statement of Additional Information, the V.I. Core Stock Fund Prospectuses and related Statement of Additional Information, and the Buying Fund Prospectuses and related Statement of Additional Information, is Registration No. 811-07452. Such Prospectuses are incorporated herein by reference.

     Trust is subject to the informational requirements of the Securities Exchange Act of 1934 and the 1940 Act and in accordance therewith file reports and other information with the SEC. Reports, proxy material, registration statements and other information filed by Trust (including the Registration Statement of Trust relating to Buying Fund on Form N-14 of which this Proxy Statement/Prospectus is a part) may be inspected without charge and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549, and at the following regional office of the
SEC: 1801 California Street, Suite 4800, Denver, Colorado 80202. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549, at the prescribed rates. The SEC maintains a website at www.sec.gov that contains information regarding Trust and other registrants that file electronically with the SEC.

                INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

GENERAL INFORMATION

     As discussed above, shares of the Selling Funds are sold to and held by separate accounts of various insurance companies to fund variable annuity or variable life insurance contracts offered by the insurance companies. The separate accounts invest in shares of the Selling Funds in accordance with instructions from variable annuity or variable life contract owners. Except as otherwise might be provided by applicable law, the separate accounts provide pass-through voting to contract owners, and you, as a contract owner, have the right to instruct the insurance company that issued your contract, on behalf of the separate account, on how to vote shares of the Selling Funds held by the separate account under your contract. If an insurance company does not receive voting instructions from all of its contract owners, it will vote all of the shares held in its name, or in its separate account's name, in the same proportion as the shares of the Selling Funds for which it has received instructions from contract owners (i.e., echo voting). Any shares of the Selling Funds held directly by an insurance company will also be voted in the same proportion as the shares of the Selling Funds for which it has received instructions from contract owners.

PROXY STATEMENT/PROSPECTUS

     We are sending you this Proxy Statement/Prospectus and the enclosed proxy card because the Board is soliciting your proxy to vote at the Special Meetings and at any adjournments of the Special Meetings. This Proxy Statement/Prospectus gives you information about the business to be conducted at the Special

Meetings. However, you do not need to attend the Special Meetings to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or vote by telephone or through a website established for that purpose.

     Trust intends to mail this Proxy Statement/Prospectus, the enclosed Notice of Special Meeting of Shareholders and the enclosed proxy card on or about February 28, 2006 to all shareholders entitled to vote. Shareholders of record of each Selling Fund as of the close of business on January 19, 2006 (the "Record Date") are entitled to vote at the Special Meetings. The number of shares outstanding of each class of shares of each Selling Fund on the Record Date can be found at Exhibit B. Each share is entitled to one vote for each full share held, and a fractional vote for a fractional share held.

TIME AND PLACE OF SPECIAL MEETINGS

     We are holding both of the Special Meetings at 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173 on April 4, 2006, at 3:00 p.m., Central Time.

VOTING IN PERSON

     If you do attend the Special Meetings and wish to vote in person, we will provide you with a ballot prior to the vote. However, you must bring a letter from your insurance company indicating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote. Please call Trust at
(800) 952-3502 if you plan to attend the Special Meetings.

VOTING BY PROXY

     Whether you plan to attend the Special Meetings or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meetings and vote.

     If you properly fill in and sign your proxy card and send it to us in time to vote at the Special Meetings, your "proxy" (the individual named on your proxy card) will vote your shares as you have directed. If you sign your proxy card but do not make specific choices, your proxy will vote your shares FOR the proposal to approve the Plans, as recommended by the Board, and in accordance with management's recommendation on other matters.

     Your proxy will have the authority to vote and act on your behalf at any adjournment of the Special Meetings.

     If you have given voting instructions you may revoke them only through and in accordance with the procedures of the applicable life insurance company prior to the date of the Special Meetings. In addition, although merely attending the Special Meetings will not revoke your proxy, if you are present at the Special Meetings you may withdraw your proxy and vote in person. Shareholders may also transact any other business not currently contemplated that may properly come before the Special Meetings in the discretion of the proxies or their substitutes.

QUORUM REQUIREMENT AND ADJOURNMENT

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote one-third of the issued and outstanding shares of each Selling Fund on the Record Date are present at the Special Meetings in person or by proxy.

     Abstentions will count as shares present at the Special Meetings for purposes of establishing a quorum.

     If a quorum is not present at the Special Meetings or a quorum is present but sufficient votes to approve the Plans are not received, the persons named as proxies may propose one or more adjournments of the Special Meetings to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast at the Special Meetings in person or by proxy. The persons named as proxies will vote those proxies that they are entitled to vote FOR the Reorganizations in favor of such an adjournment and will vote those proxies required to be voted AGAINST the Reorganizations against such adjournment. A shareholder vote may be taken on the Reorganizations prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

VOTE NECESSARY TO APPROVE EACH PROPOSAL

     If a quorum is present with respect to the V.I. Premier Equity Fund Special Meeting, the affirmative vote of the majority of shares cast is required to approve the V.I. Premier Equity Fund Plan. It is not a condition to consummation of the V.I. Premier Equity Fund Reorganization that V.I. Core Stock Fund shareholders approve the V.I. Core Stock Fund Plan.

     If a quorum is present with respect to the V.I. Core Stock Fund Special Meeting, the affirmative vote of the majority of shares cast is required to approve the V.I. Core Stock Fund Plan. It is not a condition to consummation of the V.I. Core Stock Fund Reorganization that V.I. Premier Equity Fund shareholders approve the V.I. Premier Equity Fund Plan.

     Abstentions are counted as present but are not considered votes cast at the Special Meetings.

PROXY SOLICITATION

     Trust will solicit proxies for the Special Meetings. Trust expects to solicit proxies principally by mail, but may also solicit proxies by telephone, facsimile or personal interview. Trust's officers will not receive any additional or special compensation for any such solicitation. With respect to the Reorganizations, AIM will bear 100% of the costs and expenses incurred in connection with the Reorganizations.

OTHER MATTERS

     Management does not know of any matters to be presented at the Special Meetings other than those discussed in this Proxy Statement/Prospectus. If any other matters properly come before the Special Meetings, the shares represented by proxies will be voted with respect thereto in accordance with management's recommendation.

OWNERSHIP OF SHARES

     A list of the name, address and percent ownership of each person who, as of January 19, 2006, to the knowledge of Trust owned 5% or more of any class of the outstanding shares of each Selling Fund can be found at Exhibit C.

     A list of the name, address and percent ownership of each person who, as of January 19, 2006, to the knowledge of Trust owned 5% or more of any class of the outstanding shares of Buying Fund can be found at Exhibit D.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     Information regarding the ownership of each class of each Selling Fund's shares and Buying Fund's shares by trustees and current executive officers of Trust can be found in Exhibits C and D, respectively.

                                   EXHIBIT A

 CLASSES OF SHARES OF EACH SELLING FUND AND CORRESPONDING CLASSES OF SHARES OF
                                  BUYING FUND

  CLASSES OF SHARES OF    CLASSES OF SHARES OF  CORRESPONDING CLASSES OF
V.I. PREMIER EQUITY FUND  V.I. CORE STOCK FUND   SHARES OF BUYING FUND
------------------------  --------------------  ------------------------
Series I                              Series I                  Series I
Series II                            Series II                 Series II

                                   EXHIBIT B

      SHARES OUTSTANDING OF EACH CLASS OF EACH SELLING FUND ON RECORD DATE

     As of January 19, 2006, there were the following number of shares outstanding of each class of each Selling Fund:

V.I. CORE STOCK FUND
Series I Shares:............................................   4,370,385.74
Series II Shares:...........................................         583.63
V.I. PREMIER EQUITY FUND
Series I Shares:............................................  68,447,914.23
Series II Shares:...........................................   1,220,578.95

                                   EXHIBIT C

                    OWNERSHIP OF SHARES OF EACH SELLING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of January 19, 2006, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of each Selling Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of each Selling Fund is presumed to "control" that Selling Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

AIM V.I. PREMIER EQUITY FUND

                                                     SERIES II SHARES
                                                        NUMBER OF
                                  SERIES I SHARES         SHARES        SERIES I SHARES    SERIES II SHARES
NAME AND ADDRESS OF               NUMBER OF SHARES       OWNED OF       PERCENTAGE OWNED   PERCENTAGE OWNED
PRINCIPAL HOLDER                  OWNED OF RECORD         RECORD           OF RECORD          OF RECORD
-------------------               ----------------   ----------------   ----------------   ----------------
Hartford Life and Annuity
  Separate Account..............   14,395,185.42               N/A           21.03%               N/A
  Attn: Dave Ten Broeck
  P. O. Box 2999
  Hartford, CT 06104-2999
The Sole Benefit of Customers
  Merrill Lynch Pierce Fenner &
  Smith.........................    7,343,270.21               N/A           10.73%               N/A
  4800 Deer Lake Dr E
  Jacksonville, FL 32246-6484
Prudential Insurance Co of
  Amer..........................    7,318,893.67               N/A           10.69%               N/A
  Attn: IGG Finl Rep Sep Accts
  NJ-02-07-01
  213 Washington St Fl 7
  Newark, NJ 07102-2992
Hartford Life Separate
  Account.......................    4,351,182.59               N/A            6.36%               N/A
  Attn: Dave Ten Broeck
  P. O. Box 2999
  Hartford, CT 06104-2999
Lincoln National Life Ins
  Company.......................             N/A        416,789.64             N/A              34.15%
  Attn: Shirley Smith
  1300 S. Clinton St.
  Fort Wayne, IN 46802-3506
Allstate Life Insurance Co. ....             N/A        183,650.94             N/A              15.05%
  AIM VI-AIM VA3
  3100 Sanders Rd Ste K4A
  Northbrook, IL 60062-7154
Nationwide Insurance Company....             N/A         92,910.29             N/A               7.61%
  NWVA7
  c/o IPO Portfolio Accounting
  P. O. Box 182029
  Columbus, OH 43218-2029
Nationwide Insurance Company....             N/A         78,113.08             N/A               6.40%
  NWVA7
  c/o IPO Portfolio Accounting
  P. O. Box 182029
  Columbus, OH 43218-2029

                                                     SERIES II SHARES
                                                        NUMBER OF
                                  SERIES I SHARES         SHARES        SERIES I SHARES    SERIES II SHARES
NAME AND ADDRESS OF               NUMBER OF SHARES       OWNED OF       PERCENTAGE OWNED   PERCENTAGE OWNED
PRINCIPAL HOLDER                  OWNED OF RECORD         RECORD           OF RECORD          OF RECORD
-------------------               ----------------   ----------------   ----------------   ----------------
Lincoln Benefit Life............             N/A         69,324.88             N/A               5.68%
  2940 S 84(th) St
  Lincoln, NE 68506-4142
Travelers Insurance Company.....             N/A         65,486.55             N/A               5.37%
  Attn: Shareholder Accounting
  One Tower Square 6MS
  Hartford, CT 06183-0002

AIM V.I. CORE STOCK FUND

                                                     SERIES II SHARES
                                                        NUMBER OF
                                  SERIES I SHARES         SHARES        SERIES I SHARES    SERIES II SHARES
NAME AND ADDRESS OF               NUMBER OF SHARES       OWNED OF       PERCENTAGE OWNED   PERCENTAGE OWNED
PRINCIPAL HOLDER                  OWNED OF RECORD         RECORD           OF RECORD          OF RECORD
-------------------               ----------------   ----------------   ----------------   ----------------
A I M Advisors, Inc. ...........             N/A          583.63               N/A              100.0%
  Attn: Corporate Controller
  11 E Greenway Plz Ste 1919
  Houston, TX 77046-1103
Connecticut General Life Ins....    1,285,325.45             N/A             29.41%               N/A
  Product LOB #1501
  Attn: Brenda Christian H18D
  280 Trumbull St.
  P. O. Box 2975
  Hartford, CT 06104-2975
Security Life Separate Account
  L1............................    1,269,585.87             N/A             29.05%               N/A
  Unit Valuations 2T2
  1475 Dunwoody Dr.
  West Chester, PA 19380-1478
Great-West Life & Annuity.......      586,345.69             N/A             13.42%               N/A
  Unit Valuations 2T2
  Attn: Mutual Fund Trading 2T2
  8515 E. Orchard Rd
  Englewood, CO 80111-5002
Annuity Investors Life Ins.
  Co............................      554,172.50             N/A             12.68%               N/A
  Attn: Todd Gayhart
  580 Walnut St
  Cincinnati, OH 45202-3110

---------------

* Trust has no knowledge of whether all or any portion of the shares owned of record are also owned beneficially.

SECURITY OWNERSHIP OF MANAGEMENT AND TRUSTEES

     To the best of the knowledge of Trust, the ownership of shares of either Selling Fund by executive officers and trustees of Trust as a group constituted less than 1% of the outstanding shares of each class of either Selling Fund as of January 19, 2006.

                                   EXHIBIT D

                       OWNERSHIP OF SHARES OF BUYING FUND

SIGNIFICANT HOLDERS

     Listed below is the name, address and percent ownership of each person who, as of January 19, 2006, to the best knowledge of Trust owned 5% or more of any class of the outstanding shares of Buying Fund. A shareholder who owns beneficially 25% or more of the outstanding securities of Buying Fund is presumed to "control" Buying Fund as defined in the 1940 Act. Such control may affect the voting rights of other shareholders.

AIM V.I. CORE EQUITY FUND

                                                     SERIES II SHARES
                                                        NUMBER OF
                                  SERIES I SHARES         SHARES        SERIES I SHARES    SERIES II SHARES
NAME AND ADDRESS OF               NUMBER OF SHARES       OWNED OF       PERCENTAGE OWNED   PERCENTAGE OWNED
PRINCIPAL HOLDER                  OWNED OF RECORD         RECORD           OF RECORD          OF RECORD
-------------------               ----------------   ----------------   ----------------   ----------------
IDS Life Insurance Company......   32,413,783.33               N/A           61.64%               N/A
  222 AXP Financial Ctr.
  Minneapolis, MN 55474-0002
Prudential Insurance Co of
  Amer..........................    3,192,535.55               N/A            6.07%               N/A
  Attn: IGG Finl Rep Sep Accts
  NJ-02-07-01
  213 Washington St Fl 7
  Newark, NJ 07102-2992
ING Life Insurance and Annuity
  Co. Conveyor. ................    2,950,676.50               N/A            5.61%               N/A
  Attn: Fund Operations
  151 Farmington Ave TN41
  Hartford, CT 06156-0001
Allstate Life Insurance
  Company.......................    2,824,313.78               N/A            5.37%               N/A
  GLAC Proprietary
  P. O. Box 94200
  Palatine, IL 60094-4200
Sage Life Assurance of
  America.......................             N/A         66,344.90             N/A              40.14%
  175 King St
  Armonk, NY 10504-1606
Transamerica Life Insurance
  Co. ..........................             N/A         20,529.45             N/A              12.42%
  RIB III
  Attn: FMD Operational
  Accounting
  4333 Edgewood Rd NE
  Cedar Rapids, IA 52499-0001
Allstate Life Insurance
  Company.......................             N/A         20,450.76             N/A              12.37%
  GLAC VA3
  P. O. Box 94200
  Palatine, IL 60094-4200
Transamerica Life Insurance
  Co. ..........................             N/A         18,829.81             N/A              11.39%
  Huntington Allstar Select
  Attn: FMG Accounting MS4410
  4333 Edgewood Rd NE
  Cedar Rapids, IA 52499-0001

                                       D-1